SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐    Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 26, 2011
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Intercontinental New York Times Square 300 W. 44th Street New York, NY 10036

April 25, 2011

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 26, 2011 at 9:00 a.m. Eastern Daylight Time at the Intercontinental New York Times Square, located at 300 W. 44th Street, New York, NY 10036.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed Proxy Card as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 26.

Sincerely,

L. Kevin Kelly

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 26, 2011
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Intercontinental New York Times Square 300 W. 44th Street New York, NY 10036

Dear Stockholders:

At our Annual Meeting, we will ask you to:

I.	Elect three (3) directors to serve on the Board of Directors until the Annual Meeting in 2014;

II.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011;

III.	Consider and approve a one-year extension to the 2007 Heidrick & Struggles GlobalShare Program;

IV.	Consider an advisory vote on executive compensation;

V.	Consider an advisory vote on the frequency of the advisory votes on executive compensation; and

VI.	Transact any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

If you were a stockholder of record at the close of business on April 15, 2011, you are entitled to vote at the Annual Meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 25, 2011 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 15, 2011, for any purpose germane to the Annual Meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2010 is also enclosed.

Sincerely,

Stephen W. Beard

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    The Board of Directors of Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) is furnishing you with this Proxy Statement in connection with the solicitation of your proxy for the Annual Meeting of Stockholders to be held on May 26, 2011 and at any adjournment thereof. This solicitation is being made by mail. The Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. The Company will pay all costs associated with the solicitation of proxies. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The Company will pay Morrow & Co., Inc. a fee of $7,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. If the Company requests nominees and brokers to solicit their principals and customers for their proxies, it will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    The Annual Meeting of Stockholders will be held on May 26, 2011 at 9:00 a.m. Eastern Daylight Time at the Intercontinental New York Times Square located at 300 West 44th Street, New York, New York, 10036. If you need directions to the Annual Meeting, please contact Julie Creed, Vice President, Investor Relations at 1-312-496-1200. This Proxy Statement is first being mailed on or about April 25, 2011 to Company stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date.    Each share of Company common stock that you owned as of April 15, 2011, the record date for the Annual Meeting, entitles you to one vote. On April 15, 2011 there were 17,784,411 shares of Company common stock outstanding.

Voting.    As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet.

If your shares are held on your behalf by a third party such as your broker (or another nominee) and are registered in the name of your broker (or other nominee), thereby making the broker (or other nominee) the stockholder of record and you the beneficial owner, we refer to your shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information as to the manner in which you are able to instruct it as to the voting of your “street name” shares. If your shares are held in “street name” and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from your broker (or other nominee).

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote the shares with respect to “discretionary” matters as described below but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” with respect to any particular matter occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) (i) has received instructions from you on some but not all proposals, or (ii) has not received instructions from you on any proposals but is entitled to vote in its discretion on one or more matters) but does not indicate a vote for a particular proposal because the broker (or other nominee) does not have discretionary authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count

“broker non-votes” for the purpose of determining a quorum. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Quorum.    The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters).

Required Votes.    Regarding Proposal I, pursuant to the Company’s by-laws, directors are elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting and, therefore, the three nominees for director who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Shares that abstain from voting will not affect the outcome of the election of directors. Uncontested elections of directors are not considered to be “discretionary” matters for certain brokers and, as a result, those brokers are not authorized to vote “street name” shares in the absence of instructions from the beneficial owner. Thus, if you do not provide specific instructions to your broker on how to vote any of your “street name” shares with respect to the election of our directors, your broker may not be able to vote those shares in its discretion and, in such case, a “broker non-vote” would occur and no vote of your “street name” shares would be counted for purposes of the election of our directors. “Broker non-votes” will not affect the outcome of our director election. With respect to shares held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to such broker (or other nominee) as to how to vote on the election of directors by signing, dating and returning to the broker (or other nominee) the instruction card provided by that broker (or other nominee). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Regarding Proposal II, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Unlike the other proposals, Proposal II involves a matter on which a broker (or other nominee) does have discretionary authority to vote and as a result, if you do not instruct your broker (or other nominee) as to how you want to vote your shares, your broker (or other nominee) is entitled to vote your shares in its discretion. With respect to Proposal II, an abstention will have the same effect as a vote against Proposal II. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL II.

Regarding Proposals III and IV, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Votes withheld and abstentions are deemed “present” at the Annual Meeting and are counted for quorum purposes and will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and will have the same effect as a vote against Proposals III and IV. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS III and IV.

Regarding Proposal V, the option that receives the greatest number of votes cast by the stockholders will be considered the option approved by the stockholders. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “ONE YEAR”. Abstentions will have no effect on the vote. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote, will be treated as abstentions and will have no effect on the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” AS THE FREQUENCY OF THE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

The inspector of election appointed for the Annual Meeting will tabulate votes.

The persons named as attorneys-in-fact in this proxy statement, Stephen W. Beard and Richard J. Caldera, were selected by the Board of Directors and are officers of the Company. Each executed proxy card returned prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted (i) FOR the three nominees to the Board of Directors; (ii) FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year; (iii) FOR approval of the one-year extension to the 2007 Heidrick & Struggles GlobalShare Program; (iv) FOR approval of the Company’s compensation of executive officers; and (v) FOR “ONE YEAR” as the frequency of the advisory votes on executive compensation.

Majority Vote Policy.    The Company’s Corporate Governance Guidelines provide that, in any uncontested election, any nominee for director who does not receive a majority of votes cast “FOR” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Guidelines require the Nominating and Board Governance Committee of the Board of Directors to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set forth under “Practices (Resignation for Majority Withheld Vote)” in the Company’s Corporate Governance Guidelines, a copy of which is included in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 26, 2011.

The Proxy Statement and the Company’s Annual Report are available at http://www.heidrick.com/proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 17,784,411 shares were issued and outstanding on April 15, 2011 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s common stock is listed on the NASDAQ Stock Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by the Board of Directors and out of funds legally available, after the required dividends are paid on outstanding preferred stock, if any. On September 19, 2007, the Board of Directors approved the initiation of a quarterly cash dividend in the amount of $0.13 per share and the dividend has been reauthorized by the Board for each succeeding fiscal quarter up to the present. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

PROPOSAL I

ELECTION OF CLASS I DIRECTORS

The Board of Directors currently has eight members, one of whom is a Company employee and seven of whom are non-employees. On November 5, 2010, Mr. Antonio Borges resigned as a member of the Board of Directors. Mr. Borges had served on the Board of Directors since 2004.

The Board of Directors is divided into three classes (Classes I, II, and III) for purposes of election. The Company’s Amended and Restated Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The Board of Directors recommends that three (3) directors be elected at the Annual Meeting as Class I directors to hold office for a three-year term expiring in 2014. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

The Board of Directors has recommended and nominated each of the following persons to be reelected to the Board of Directors as Class I directors with terms expiring in 2014: Messrs. Kelly, Knowling, and Unruh.

Subject to the exceptions set forth in the “Voting Information” section of this proxy statement, the enclosed Proxy will be voted FOR the election of each of the three nominees unless it is marked to withhold authority to vote for one or more of the nominees. Proxies cannot be voted for more than three nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board of Directors. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills that led the Nominating and Board Governing Committee to conclude that such individual is qualified to serve as a director. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

(Directors with Terms Expiring in 2011)

Name	Age	Principal Occupation and Employment History	Director Since
L. Kevin Kelly	45	Mr. Kelly has served as our President and Chief Executive Officer since September 2006. Prior to that, Mr. Kelly served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific regions. From 2002 to 2005, he was Regional Managing Partner, Asia Pacific, and he also led the Company’s Tokyo office during 2002. He joined Heidrick & Struggles in 1997. Mr. Kelly’s fourteen year career with Heidrick & Struggles, which culminated with his appointment as President and Chief Executive Officer, is one in which he has been entrusted with a number of key leadership roles of increasing responsibility. His performance in these roles, including service as Regional Managing Partner of two of the Company’s three geographic regions, including its fastest-growing one, give him an in-depth understanding of Heidrick & Struggles’ business operations, including its strategic opportunities, employees, clients, and competitors.	09/2006

Robert E. Knowling, Jr.	55	Mr. Knowling is the Chairman of Eagles Landing Partners. Previously, Mr. Knowling served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), from April 2005 to May 2009. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc. From July 1998 to November 2000, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, which filed for reorganization under Chapter 11 on August 15, 2001. From March 1996 to July 1998, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, and, from November 1994 to March 1996, Vice President of Network Operations at Ameritech Corp. Mr. Knowling also serves on the boards of directors of Aprimo, Incorporated, Ariba, Inc. and Roper Industries. Mr. Knowling is also a member of the advisory board for Northwestern University’s Kellogg Graduate School of Management. Mr. Knowling is our longest-serving director and he brings to the Board a broad array of institutional knowledge and historical perspective on our business. Having served in senior corporate management roles since 1996, including as a Chief Executive Officer since 1998, Mr. Knowling is able to deliver important insights to our management team and other directors on subjects ranging from executive compensation and corporate governance to procurement and technology matters.	09/2000

V. Paul Unruh	62	Mr. Unruh is the former Vice Chairman of Bechtel Group, Inc. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Mr. Unruh also serves on the boards of directors of Move, Inc., and Symantec Corporation. Mr. Unruh’s experience as Chief Financial Officer of one of the world’s 10 largest private companies and in other senior finance roles has provided him with broad and valuable experience in accounting, financial reporting, and financial systems. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. In addition, as the former President of Bechtel Enterprises, he brings broad executive management expertise to our Board.	07/2004

CLASS II DIRECTORS

(Directors with Terms Expiring in 2013)

Name	Age	Principal Occupation and Employment History	Director Since
Richard I. Beattie	72	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 2004. From 1991 until 2004, Mr. Beattie was Chairman of the Executive Committee of Simpson Thacher & Bartlett, and he has practiced law at the firm since 1968. Mr. Beattie also serves on the boards of directors of Harley-Davidson, Inc., and Evercore Partners, Inc. Mr. Beattie’s extensive experience in public company board counseling and as an accomplished M&A and crisis management attorney, including serving as the chair of a large international law firm, has provided him with broad management expertise, extensive experience in the career development and retention of professional service employees and a deep understanding of corporate governance, regulatory, financial and legal matters.	03/2002

John A. Fazio	67	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Mr. Fazio also serves on the board of directors of Sequenom, Inc. Mr. Fazio previously served on the boards of ImClone Systems, Inc., and Dendrite International, Inc. The Board greatly values Mr. Fazio’s extensive financial and Big Four accounting expertise. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. Mr. Fazio’s accounting and financial skills are critical to the oversight of our financial reporting, enterprise and operational risk management.	09/2003

CLASS III DIRECTORS

(Directors with Terms Expiring in 2012)

Name	Age	Principal Occupation and Employment History	Director Since
Jane D. Hartley	61	Ms. Hartley has served as Chief Executive Officer of Observatory Group LLC since 2007. From 1996 to 2007, Ms. Hartley was Chief Executive Officer of G-7 Group, Inc., and from 1993 to 1995, Chief Operating Officer of G-7 Group, Inc. In 1989, Ms. Hartley was Vice President and Station Manager of WWOR-TV, owned by MCA Corporation (now Universal Studios), and from 1985 to 1989, Vice President, Marketing, of MCA Corporation. From 1981 until 1985, Ms. Hartley was Vice President, Corporate Communications, at Westinghouse Broadcasting, and Vice President, New Markets Development, for Group W Cable. From 1977 until 1981, Ms. Hartley worked in the Carter Administration at the White House as Senior Assistant in the Office of Public Liaison and as Director, Congressional Relations, Department of Housing and Urban Development. Ms. Hartley serves on the boards of the New School and Sesame Workshop and is a member of the Council on Foreign Relations. Additionally, Ms. Hartley is a Trustee and serves on the Executive Committee of the Economic Club of New York, a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center and a member of the Dean’s Council of the Harvard Kennedy School of Government. Ms. Hartley was first elected to our Board in 2009 and has proven to be an important contributor to the Board’s deliberations. Ms. Hartley provides critical insight and perspective on general strategic and business matters stemming from her extensive senior executive and management experience and the Board has benefited from her considerable experience in monitoring and evaluating monetary, fiscal, and legislative policies around the globe.	05/2009

Gary E. Knell	57	Mr. Knell has served as President and Chief Executive Officer of Sesame Workshop (formerly known as Children’s Television Workshop) since 2000. From 1998 to 2000, Mr. Knell was Chief Operations Officer of Children’s Television Workshop. From 1996 to 1997, Mr. Knell was President and Managing Director of Manager Media International. From 1989 to 1996, Mr. Knell was Executive Vice President for Corporate Affairs at Children’s Television Workshop. From 1982 to 1989, Mr. Knell was Senior Vice President and General Counsel of WNET/THIRTEEN. From 1978 to 1981, he was Counsel to the United States Senate Judiciary Subcommittee on Administrative Practice and Procedure and the Governmental Affairs Subcommittee on Intergovernmental Relations. From 1976 to 1977, he was the legal assistant to the Governor of California. Mr. Knell also serves on the boards of directors of AARP Services, Inc., Common Sense Media, Save the Children and PBS Kids Sprout, and on the board of governors of National Geographic Education Foundation. Mr. Knell brings to our Board a wide range of experience in senior leadership positions in both the public and private sectors, including over 20 years of senior operations and executive management experience with Sesame Workshop and its predecessor. In addition to his broad business skills and experience, executive leadership and global expertise and knowledge of complex legal matters, Mr. Knell also has significant experience in governmental affairs.	09/2007

Jill Kanin-Lovers	59	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation from 1995 to 1998 and American Express Company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for 17 years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers also serves on the board of directors of Dot Foods, Inc. Ms. Kanin-Lovers was formerly a director of Alpharma, Inc., BearingPoint, Inc., which filed for reorganization under Chapter 11 on February 18, 2009 and First Advantage Corporation. Our Board benefits from Ms. Kanin-Lovers’ extensive senior management and board experience, as well as her subject matter expertise, particularly within the areas of human resources, workplace management, and executive compensation. Her experience positions her to advise management on a wide range of strategic, financial and governance matters.	06/2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF L. KEVIN KELLY, ROBERT E. KNOWLING, JR. AND V. PAUL UNRUH TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors and Stockholder Meetings.    The Board of Directors met four times during 2010. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of which he or she was a member. The Company expects directors to attend the Annual Meeting of Stockholders unless circumstances impair their ability to do so. All of the Company’s directors attended the 2010 Annual Meeting of Stockholders, in person or telephonically.

Director Independence.    Each year, the Board of Directors reviews the relationships of each director with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Listing Rules (the “NASDAQ Rules”), and who the Board of Directors affirmatively determine have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, the Board of Directors has determined that Richard I. Beattie, John A. Fazio, Jane D. Hartley, Jill Kanin-Lovers, Gary E. Knell, Robert E. Knowling, Jr. and V. Paul Unruh are independent directors of the Company within the meaning of applicable NASDAQ Rules and the Company’s Director Independence Standards. You can access the Director Independence Standards in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and procedures in place to review and evaluate the business operations of the Company, as needed, and to make decisions that are independent of management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Corporate Governance Guidelines is available in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Board Leadership Structure.    While the Board has not adopted a policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer, the Board has determined that different individuals should hold those positions in recognition of particular roles and responsibilities of each position. Since September 11, 2006, the Board has been led by an independent Non-Executive Chairman, who is responsible for setting the agendas and presiding over meetings of the Board of Directors (including executive sessions of the independent directors). The Chairman also provides feedback and counsel to the Chief Executive Officer. The Chief Executive Officer’s responsibilities include managing the Company’s day-to-day operations and performance, as well as setting the Company’s strategic goals and objectives. The Board believes that this leadership structure is in the best interests of the Company’s stockholders at this time. The Board does not believe this leadership structure impedes or negatively impacts the effective oversight and management of risk by the Board as discussed below.

Board’s Role in Risk Oversight and Management of Risk.    The Board of Directors has delegated the material elements of its risk oversight and risk management responsibilities to the Audit and Finance Committee of the Board. Comprised of four independent directors, including two qualified financial experts, the Audit and Finance Committee requires that Company management and the Company’s independent auditor regularly report to the Committee regarding matters that may pose current or future risk to the Company. All risks identified are discussed with the entire Board in the ordinary course of the Audit and Finance Committee Chair’s report of Committee activities at regular board meetings.

In 2010, the Audit and Finance Committee, in conjunction with Company Management, further developed the global Enterprise Risk Management (“ERM”) program. The Company’s Risk Oversight Committee created a risk profile for Heidrick & Struggles and presented it to the Board of Directors in 2010. Management initiated remediation plans to address certain risks within the profile as agreed upon with the Board. The Company expects that the ERM program will be fully integrated into ongoing management operations in 2011.

Assessment of Risk Related to Compensation Programs.    The Company periodically completes an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balances compensation opportunities and risk. The Company also considered the impact of the material weakness in internal controls over financial reporting that the Company reported in its Annual Report on Form 10-K for the year ended December 31, 2010 (“Form 10-K”) as it relates to the Company’s executive and non-executive compensation plans and practices. The material weakness resulted from the Company’s failure to maintain appropriate controls over complete and timely distribution of compensation-related agreements to accounting personnel and sufficient review controls over the recording of financial statement impacts arising from changes in data and assumptions underlying compensation arrangements. The Company has determined that the material weakness does not impact the Company’s fundamental analysis of potential risks to the Company arising from the design of the Company’s compensation programs and the manner in which those programs incentivize risk-taking behavior. Based on the Company’s periodic assessments and the determination described above, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. The Company believes that the Company’s overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and use of “clawbacks” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

Board Diversity.    In considering potential director nominees, the Board considers diversity (among other factors it deems appropriate) in light of the overall needs and composition of the Board and the best interests of the Company and its stockholders. In considering nominee diversity, the Board evaluates skills, experience, and background that would complement the existing Board. Over time, the Board has nominated and currently consists of directors that generally reflect the diverse and expansive global footprint of the Company’s business operations, including a diverse range of experiences, as well as diversity of age, gender, race and national origin. Diversity is an important factor that the Nominating and Board Governance Committee will continue to consider when evaluating candidates for nomination to the full Board.

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with the mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of the Company’s business or other related industries, diversity and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. During 2010, the Nominating and Board Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has previously worked with search consultants from the Company to identify director candidates and would expect to do so in the future.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying the Company’s Corporate Secretary. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2012 Annual Meeting, a stockholder must notify the Corporate Secretary not less than 60 days, nor more than 90 days, prior to May 26, 2012. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in the Company’s Amended and Restated Bylaws. The notice must set forth:

(1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The notice must also be accompanied by a written consent of the proposed nominee both to being named as a nominee and to serving as a director if elected.

Stockholder Communications.    Stockholders may communicate directly with the Board of Directors. All communications should be directed to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    The Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. You can access this Code of Business Conduct “Leading the Way,” in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

EthicsLine.    The Board of Directors has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Company’s Code of Business Conduct or corporate policies.

The EthicsLine is a telephonic reporting hotline, (toll free in the US) available to all Company employees, contractors, vendors, stockholders or other interested parties. The EthicsLine is administered by a third-party company that is separate and independent of Heidrick & Struggles and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at +1-704-731-7242.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit and Finance Committee, Human Resources and Compensation Committee, and Nominating and Board Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit and Finance Committee, the specific independence requirements for audit committees.

The Board of Directors has adopted a charter for each of its three standing committees. You can access these committee charters in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Audit and Finance Committee.    The Audit and Finance Committee of the Board of Directors consists of four independent directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board of Directors has determined that Messrs. Fazio and Unruh are “audit committee financial experts” as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). During 2010, the Audit and Finance Committee met thirteen times.

The Audit and Finance Committee appoints an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board of Directors. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls, pre-approves all services to be provided by the Company’s independent registered public accounting firm, oversees management’s risk policies and discusses the Company’s key risk exposures with management. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Knell and Knowling. Mr. Knell is the Chair of the Nominating and Board Governance Committee. Prior to his retirement in November 2010, Mr. Antonio Borges was a member of the Nominating and Board Governance Committee and served as its Chair. The Nominating and Board Governance Committee makes recommendations to the Board of Directors concerning candidates for nomination to the Board of Directors, the membership on committees of the Board of Directors, compensation of the Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2010, the Nominating and Board Governance Committee met five times.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of three independent directors, Mr. Knell, Ms. Kanin-Lovers and Ms. Hartley. Mr. Borges served as a member of the Human Resources and Compensation Committee prior to his retirement in November 2010. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. During 2010, the Human Resources and Compensation Committee met eight times.

The Human Resources and Compensation Committee reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other key employees that the Committee deems material. Specifically, the Human Resources and Compensation Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating the Chief Executive Officer’s performance against pre-established metrics;

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his direct reports;

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee;

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans; and

•

Reviewing the Company’s incentive and employee benefit and retirement plans, including any equity compensation plans and recommending to the Board (and stockholders where necessary) any amendments or material changes to the plans.

The agenda for each meeting of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Chief Human Resources Officer. The Chief Executive Officer and the Chief Financial Officer regularly attend Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation and other matters to the Board of Directors. Outside advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer and Chief Human Resources Officer. The Human Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

During 2010, the Human Resources and Compensation Committee began an extensive search for an independent compensation advisor to provide a fresh perspective regarding Heidrick & Struggles’ compensation policies and programs. As a result of the initial search process, the Committee chose three independent compensation advisors for final interviews and ultimately selected Pay Governance LLC (“Pay Governance”) in September 2010. The Committee selected Pay Governance primarily based on their experience in the professional services industry, including experience with professional service firms that compete in the human capital and executive search business. Pay Governance representatives participate in Committee meetings and provide independent guidance with respect to executive compensation, director compensation and corporate governance matters.

Prior to September 2010, the Committee retained Mercer U.S., Inc. (“Mercer”) as its compensation advisor. The Committee’s retention of Mercer strictly with respect to executive compensation advisory services ended in April 2010, although Mercer continued to provide various services other than executive compensation consulting during 2010, such as benefits outsourcing and benefits consulting.

During 2010, the Company paid $280,163 in fees to Mercer, of which, $61,224 were fees for services related to executive compensation, with the balance for other services including benefits consulting and non-executive compensation consulting.

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

No Human Resources and Compensation Committee member was, during 2010 or at any time prior thereto, an officer or employee of the Company or its subsidiaries. Additionally, there were no Human Resources and Compensation Committee “interlocks” during 2010, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Human Resources and Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Overview.    Heidrick & Struggles is a premier global leadership advisory firm providing executive search and leadership consulting services. We help our clients build leadership teams by facilitating the recruitment, management and deployment of senior executives. In addition to executive search, we provide a range of leadership consulting services to clients. These services include succession planning, talent management, executive assessment and development, transition consulting for newly appointed executives, and human capital integration consulting. We provide our services to a broad range of clients through the expertise of our global consulting workforce located in over 40 countries throughout the world. The market for talented executives, who have the skills and experience to manage a global organization across and within varying business and regulatory environments, is highly competitive. The Human Resources and Compensation Committee of the Board (the “Committee”) looks to ensure that Heidrick & Struggles’ compensation programs are designed to attract and retain these highly qualified executives, while at the same time maintaining a strong link between pay and performance that rewards both the achievement of our strategic goals and long-term stockholder value creation. Our executive compensation philosophy emphasizes and rewards both individual and corporate performance, which we believe promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives that position us for future growth, even if those objectives are not expected to have an impact for several years on our financial results.

Our Business Environment.    Traditionally, our industry is highly dependent on macroeconomic conditions which drive job growth and hiring. In 2010, the competition for consulting talent increased considerably, as we focused on building out our high performance workforce by hiring approximately 60 new consultants to take advantage of a recovering global economy. Our overall repositioning strategy focused primarily on three areas: (1) retaining high performing consultants, attracting top talent from public and private competitors, and developing talent internally to deliver the next generation of partners and principals; (2) continuing to invest and develop Heidrick & Struggles as the premier provider of both leadership and executive search consulting; and, (3) reorganizing the business and management structure away from traditional region and country-based geographies toward a practice-led structure. The organizational structure was reorganized in order to take advantage of market opportunities more effectively, gain additional insight into business practice performance, and further align leadership compensation to business practice performance. This reorganization was successfully completed in 2010, and we believe it will ultimately lead to improved Company performance and increased stockholder value.

2010 Business Results.    In determining executive compensation for 2010, the Committee considered the Company’s growth, operating performance and financial results, achieved in a difficult macroeconomic environment, as well as the on-going efforts to refocus the business on areas that afford greater growth opportunities, higher margins, and the potential for increasing the Company’s market share. Some of our key business results for 2010 were as follows:

•	Consolidated net revenues increased by $97.4 million or 24.6% to $493.1 million;

•	Net revenues increased 26.9% in the Americas, 6.6% in Europe and 47.5% in Asia Pacific;

•	Consultant productivity (measured by net revenue per consultant) increased by $0.4 million or 40% to $1.4 million;

•	Average revenue per executive search increased by $7,500 or 7.4% to $108,500;

•	Operating income as a percentage of net revenue was 3.6% in 2010 compared to operating loss as a percentage of net revenue of 6.8% in 2009;

•	Salaries and employee benefits expense as a percentage of net revenue decreased to 69% from 71.2%;

•	General and administrative expenses as a percentage of net revenue decreased to 26.5% from 29.3%; and

•	Cash and cash equivalents increased by $58.1 million or 47.2% to $181.1 million.

Significant 2010 Compensation Actions.    In light of the economic crisis in 2009 and its impact on our financial results and stock price, the Committee and Company executives took actions to reduce target pay (as detailed below) on a temporary basis for a one year period. In 2010, the Committee removed the temporary target pay reductions due to retention considerations and the performance-based outcomes that would be generated by the Management Incentive Plan bonuses and our long-term incentives, which represents more than 50% of target pay for our executives.

As discussed in detail below, the Committee took the following significant 2010 compensation actions:

•

Base salaries were not increased, except in the case of promoted executives. 2009 salaries for named executive officers shown in the Summary Compensation Table on page 26 reflect a voluntary one month salary suspension, while the 2010 salaries disclosed in the table reflect a full 12 months of the annual salary in effect;

•

Accepted the voluntary elections of Messrs. Kelly and Kim to forego any Management Incentive Plan bonus to which they may have been eligible to receive in support of, and consistent with, other broad cost-saving initiatives being undertaken within the Company;

•	Determined that the financial performance component for the Management Incentive Plan was achieved at a 30% level;

•

Reinstated the mandatory deferral of 15% of named executive officers’ Management Incentive Plan bonuses, to be paid out in equal annual amounts over a three year period, but without any additional premiums on such deferred amounts as was done in the past;

•

Returned to our pre-2009 long-term incentive award target levels in light of improving economic conditions and improving business results, which supported removing the temporary reduction to our long-term incentive award target levels taken in 2009; and

•

Implemented our 2009 decision to replace the relative total shareholder return metric for our long-term equity incentive awards with operating income targets in order to more fully align named executive officer compensation with the Company’s business strategy and provide a better tool for measuring management’s role in overall Company performance by emphasizing those elements of Company performance that fall within the management responsibilities of the named executive officers while de-emphasizing those elements that are more reflective of the overall business climate.

Significant 2011 Compensation Actions.    As of the mailing of this proxy statement, the Committee has taken the following significant actions in 2011 with respect to compensation of the named executive officers:

•	The Committee has elected to remove the excise tax gross-up as a benefit under the Change in Control Severance Plan.

•

The Committee and Mr. Kelly intend to amend his employment agreement to remove the excise tax gross-up as a benefit and to eliminate the “evergreen” provision that automatically renews the term of the agreement.

Executive Compensation Philosophy and Objectives

We believe that our executive compensation programs should (i) link pay with performance; (ii) be aligned with stockholders, (iii) support the execution of our business strategy, and (iv) attract, retain, and reward the best talent. To achieve these goals, our executive compensation programs are designed to be:

•	Competitive with executive recruiting, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent;

•	Linked to stockholder value creation and the long-term profitable growth of the Company;

•	Supportive of our key business strategies, as well as our revenue and operating income growth objectives;

•	Internally fair and equitable as between executives;

•	Reflective of an executive’s individual performance and career potential; and

•	Facilitative of Company stock ownership.

Executive Compensation Program Principles

Our Committee uses the following principles to implement our executive compensation philosophy and achieve our executive compensation program objectives:

•

Pay for performance.    A substantial portion of our named executive officers’ compensation is composed of annual and long-term incentive awards that are only earned upon achievement of financial and non-financial outcomes that either influence or contribute to stockholder value creation.

•

Reward long-term growth and sustained profitability.    Our named executive officers’ compensation is heavily weighted toward long-term equity awards and at least 50% of total direct compensation is delivered in variable pay. These awards require sustained financial performance to deliver significant value by the Company and encourage our named executive officers to deliver continued growth over an extended period of time. These long-term equity awards, coupled with executive stock ownership guidelines and our mandatory deferral of a portion of any Management Incentive Plan bonuses earned, further assure the alignment of interests between our named executive officers and our stockholders.

•

Attract, retain and motivate the most talented executives.    Our executive compensation must enable us to attract, motivate and retain talented executives from both public and private employers with whom we are engaged in a war for top talent critical to our long-term success.

•

Modest benefits and limited perquisites.    We provide standard employee benefits and limited financial planning (maximum of $1,080 per year or $3,150 for the first year expenses are incurred) and annual physicals, to our named executive officers. No supplemental executive retirement or pension plans for executives are provided beyond our broad-based 401(k) plan. We believe the financial opportunities provided to our named executive officers through our executive compensation program minimize the need for extra benefits or perquisites.

Setting Executive Compensation

Oversight of Compensation Programs.    The Committee is responsible for overseeing our executive compensation programs. Our Chief Executive Officer and Chief Financial Officer, as well as the other executives included in the Summary Compensation Table on page 26 are referred to as the “named executive officers” throughout this proxy statement. See page 12 of this proxy statement for more information on the role and responsibilities of the Committee concerning executive compensation and related corporate governance.

Role of the Independent Consultant.    As disclosed on page 13 of this proxy statement, the Committee utilized the services of Pay Governance LLC, an independent compensation consultant, to advise it on executive compensation, equity plan design and related corporate governance matters.

Role of Executive Officers in Compensation Decisions.    The Committee approves all compensation decisions for our executive officers. The Chief Executive Officer annually reviews the performance of each of the executive officers (other than the Chief Executive Officer himself, whose performance is reviewed by the Committee with input from the full Board of Directors). Following the performance reviews, and with the assistance of the Chief Human Resources Officer, the Chief Executive Officer presents compensation recommendations to the Committee for consideration. The Committee has full discretion to approve, modify or reject any recommended compensation adjustments or awards made to executive officers.

Use of a Peer Group.    The Committee evaluates our executive compensation programs in comparison to those of a select peer group consisting of fourteen similarly sized public professional services companies. The peer group is used to compare total direct compensation and the mix of compensation elements for each named executive officer against peer group positions with similar responsibilities. The peer group is also used to review executive pay programs and practices in general at those companies.

For 2010, the peer group consisted of the following companies:

• CRA International • Ciber Inc. • FTI Consulting, Inc. • Hudson Highland Group, Inc. • Huron Consulting Group, Inc. • KForce, Inc. • Korn/Ferry International	• TrueBlue, Inc. • LECG Corp. • Navigant Consulting, Inc. • Resources Connection, Inc. • The Advisory Board Company • The Corporate Executive Board Company • Towers Watson

Mercer provided the Committee with an analysis of peer group compensation data to assist the Committee in making informed executive compensation decisions. In setting compensation, the Committee often considers the peer group companies with which we directly compete for executive talent and stockholder investment. The Committee also relies on its general knowledge of executive compensation levels and practices since most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and therefore not included in the above list of our public peer group companies and information on them is difficult to obtain.

We do not set a relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for executive pay levels. Rather, we review the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key executive officers. To ensure that compensation is linked to performance, our executive officer compensation program is designed to deliver at least 50% of total direct compensation through variable pay. Our executive officer compensation program is also designed to ensure that a significant proportion of the executive’s compensation is delivered in equity and thus aligned with the interests of our stockholders.

Overview of Executive Officer Compensation Components

Alignment with our executive compensation philosophy is achieved through the three direct compensation components outlined below.

Base Salary.    The objective of base salary is to compensate executives for services rendered during the year in the form of fixed cash compensation. Base salary levels are set to reflect the executive’s role and responsibilities, value to the Company, experience and performance, internal equity and market competitiveness.

Annual Incentives.    The objective of annual incentives is to motivate and reward executives for achieving specific performance goals over a one-year period. Payment is not guaranteed and levels vary according to Company and individual performance. Prior to 2009, annual incentives were paid in cash with up to 20% of the incentive amount deferred in restricted stock unit awards or cash, in each case vesting ratably over three years. This deferral feature was eliminated in 2009 to reduce our equity usage rate and on the basis that the deferred amounts did not provide any meaningful retention given the significantly reduced annual incentive awards for 2009. However, we reinstated the deferral feature in 2010, with 15% of the annual incentive deferred in cash vesting ratably over three years, but without any additional premiums on such deferrals as was done in the past.

Long Term Incentives.    The objective of long-term incentives is to align executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. In addition, they are used to attract, retain and motivate top talent. Long-term incentive awards to executives in a management role are made in the form of Company equity grants. Equity-based long-term incentives also facilitate ownership of Company stock and thus, the achievement of the stock ownership guidelines adopted by the Committee. We also maintain a Performance Stock Unit program which provides additional focus on the achievement of our strategic goals and objectives.

Base Salary

For each executive officer, base salaries are reviewed against levels for positions with similar responsibilities at the peer companies using comparative data prepared by the Committee’s compensation consultant. The Committee then considers individual performance, internal equity, functional expertise, experience and scope of responsibilities in approving any changes to the base salary.

As a reflection of the continued challenging economic environment, management did not recommend, and the Committee did not approve, any changes to the base salaries for the named executive officers, other than for Messrs. Kim and Beard in connection with their promotions. In connection with his promotion from Co-Global Practice Managing Partner, Financial Services (a consulting role) to Managing Partner, Global Practices (a management role), Mr. Kim’s base salary was increased from $550,000 to $750,000. Mr. Beard received a $210,000 salary for his position as Deputy General Counsel and was paid an additional monthly cash stipend of $7,500 for each month during which he performed the roles of both Deputy General Counsel and Interim General Counsel through November 2010. During this period, we conducted an exhaustive search to fill our General Counsel position. Our search led us to determine that Mr. Beard was the most qualified candidate to fill this role and we appointed him as our General Counsel in November 2010. Upon his appointment, Mr. Beard’s salary was increased to $275,000 and his other elements of compensation were reviewed and adjusted (as further detailed below). Additionally, unlike in 2009, during 2010 the named executive officers did not voluntarily elect to suspend their salary for a one month period.

Annual Incentives

Management Incentive Plan.    Annual incentives for the named executive officers are provided pursuant to our Management Incentive Plan (“MIP”), which was adopted pursuant to the Heidrick & Struggles, Inc. Incentive Plan.

Within a Code Section 162(m) approved formula, the MIP is primarily designed to link an executive officer’s performance to the attainment of specific Company financial and individual performance goals. Generally, each named executive officer has a target incentive opportunity under the MIP equal to 100% of the executive’s base management salary. Please see the Grants of Plan-Based Awards Table on page 27 for details on non-equity incentive plan levels approved by the Committee in 2010 for the named executive officers.

For 2010, the MIP had a financial component (75% weighting) and an individual component (25% weighting). The financial component consisted of an alignment matrix that blended consolidated net revenue goals with consolidated operating margin goals. The payout ranged from 0% to 150% of the target bonus opportunity depending on financial performance; attainment of either financial performance goal at below the threshold level would result in no payment being made pursuant to the matrix, although the Committee still retained the discretion to award a bonus payout.

	Threshold	Target	Maximum	Actual
Financial Performance
Consolidated Net Revenue	$400M	$450M	$525M	$493M
Consolidated Operating Income Margin	4%	5%	6%	3.6%
MIP Payout (as a % of Target)	60%	100%	150%	30%*

*	Established by the Committee through the exercise of discretion given actual results in accordance with the terms of the MIP.

Our 2010 consolidated net revenue result was $493.1 million and our 2010 consolidated operating income margin was 3.6%, which resulted in the Committee having discretion to determine whether a MIP payout was warranted. The Committee concluded that a payout of 30% of the 75% of the target amount subject to the financial performance component was warranted given the significant performance achieved on consolidated net revenue and that consolidated operating income margin was nearly at threshold.

In early 2011, prior to the Committee’s determination of MIP bonus payouts, Messrs. Kelly and Kim voluntarily elected to forego any MIP bonus to which they may have been entitled. As lead executives, they believed such action was supportive of and consistent with other broad cost-saving initiatives being undertaken within the Company. Accordingly, the Committee made no MIP determinations with respect to Messrs. Kelly and Kim.

In addition to the performance achieved under the financial component of the MIP awards, the Committee reviewed the 2010 performance of each of the other named executive officers versus the individual strategic and operational goals set for each of them by the Committee in 2010 and applied its discretion, after considering the CEO’s recommendations, to approve 2010 MIP payouts as follows:

Mr. Caldera: The Committee awarded Mr. Caldera a MIP bonus of $134,000 (equal to approximately 41% of his target MIP award) to reflect his efforts in the development and implementation of a global performance management process to better align the Company’s business operations with client needs, the implementation of initiatives to improve the efficiency and cost-effectiveness of Human Resources, Finance and Information Technology functions and payroll administration procedures, the modification of the Company succession plan to reflect its revised organizational model, the successful recruitment of senior executives and the implementation of education platforms designed to align consultants with the Company’s strategy and culture.

Mr. Beard: The Committee awarded Mr. Beard a MIP bonus of $100,000 (equal to approximately 51% of his target MIP award) to reflect his efforts in assuming responsibility for our legal affairs globally as Interim General Counsel and ensuring continuity in the delivery of legal support for a variety of transactions, disputes, business development and people development initiatives. Mr. Beard’s target bonus opportunity was initially set at $110,000 given his role as Deputy General Counsel at the beginning of 2010. As a result of his appointment as our General Counsel, his target bonus opportunity for 2010 was prorated to $55,000 for the period from January 1, 2010 through June 30, 2010 and $137,500 for the remainder of the year.

The Committee did not award any MIP bonus to Mr. Krenz. Additionally, because their resignations occurred prior to the date the MIP bonuses were paid for executives, Mr. Davis and Mr. Blake did not receive a MIP bonus.

Mr. Kim: For 2010, Mr. Kim received no bonus other than a transition bonus. Prior to his promotion on July 1, 2010, Mr. Kim was eligible for a target annual incentive bonus of $500,000 (91% of his base salary) based on the financial performance of the Financial Services practice group and on his individual performance as practice group leader, and he also participated in the Fee and Source of Business Plan (the “FSOB Plan”) (subject to a guaranteed salary and aggregate bonus payment of $1,000,000 for 2010). The FSOB Plan covers all employees in a consultant role and provides a tiered payout based on the revenue credits earned by the consultant for both origination of new business and for execution of client service engagements. In connection with Mr. Kim’s promotion to a management role, this bonus opportunity was prorated for the first half of the year so that he would receive a target bonus based on Financial Services practice group performance of $250,000 (this was also the guaranteed minimum bonus), and he became eligible for MIP participation, with a target opportunity equal to 100% of his salary from July 1, 2010 through December 31, 2010. The Committee also awarded Mr. Kim a transition bonus of $400,000 for his FSOB performance (payable in March 2011 with 15% of the bonus mandatorily deferred and paid ratably over three years). For the same reasons he elected to forego a MIP bonus payment, Mr. Kim also elected to forego any bonus based on the Financial Services practice group performance.

Long-Term Incentives

The Committee approved certain long-term incentives for the named executive officers that were provided for under our 2007 GlobalShare Program. Our long-term incentive (“LTI”) program for executive officers is designed to:

•	Align executive officers’ interests with those of our stockholders;

•	Motivate executive officers to enhance our revenues and profitability;

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines; and

•	Attract and retain top talent.

Prior to 2009, equity awards to executives consisted of nonqualified stock options and restricted stock units (“RSUs”). The Committee decided to replace stock options for executives and alter the long-term incentive mix by adding performance stock units (“PSUs”) in their place (see discussion below). The Committee chose PSUs in order to better link total incentive payout value to the Company’s financial performance as measured by certain key metrics over a span of one to three years. The value of a PSU grant, by the nature and operation of the grant’s variable performance measurement protocol, is not known until the end of the measurement period and the grant actually vests to the executive officer. The linkage between the PSU grant’s ultimate value to the executive officer and Company performance over the span of the measurement period provides additional correlation to, and alignment with, the executive officer’s objective to drive longer-term stockholder value on behalf of the Company.

Prior to 2009, Mr. Kelly had an annual LTI award target of 125% of base salary while each of the other named executive officers has a long-term incentive target opportunity equal to 100% of the executive’s base salary. As noted above, in order to reduce total compensation expense in light of economic conditions, the Committee approved a 30% reduction in the 2009 target equity awards for each named executive officer. For 2010, we reinstated the LTI award targets to pre-2009 levels, reversing the temporary reduction in LTI award targets for 2009 taken to reduce total compensation expense in light of economic conditions. Additionally, the Committee believed this action was appropriate because only a temporary, one-year reduction in LTI target award levels had been implemented by the Committee for 2009 and the Committee recognized the importance of offering market-competitive LTI target levels in attracting and retaining the critical top talent necessary to grow and evolve our business. The LTI targets were based on the Committee’s review of comparative data for each position as provided by Mercer and internal equity considerations, as well as the Chief Executive Officer’s recommendations and a review of individual performance and potential.

For 2010, 50% of the LTI value was delivered in RSUs and 50% was delivered in PSUs to Tier 1 executives. Please see the Grants of Plan-Based Awards Table on page 27 for more details on equity grants that the Committee approved.

Mr. Beard.    Because Mr. Beard was a Tier 2 executive when our 2010 annual equity award grant was made, 100% of his LTI value was delivered in RSUs, consistent with our LTI design for Tier 2 executives. Additionally, Mr. Beard’s 2010 LTI grant was based on his LTI award target prior to his promotion to General Counsel. Mr. Beard also received a promotional RSU award with a value of $100,000.

Mr. Kim.    Prior to his promotion, Mr. Kim had a cash long-term incentive target opportunity of $1,000,000, 50% of which was based on Company-wide performance and 50% of which was based on the Financial Services practice group performance. In connection with his promotion, Mr. Kim forfeited the cash long-term incentive opportunity and in lieu thereof received an LTI award equal to 100% of his base salary, with 50% of the LTI value delivered in PSUs and 50% delivered in RSUs. At that time, Mr. Kim also received a promotional RSU award with a value of $250,000. Earlier, as part of a one-time recognition and retention program, the Committee in May 2010 granted Mr. Kim an RSU award with a value of $200,000.

Performance Stock Units.    PSUs are granted to Tier I participants (which in March 2010 included all named executive officers except Mr. Beard, who became a Tier I participant in November 2010 in connection with his promotion). The PSUs granted in 2010 are earned based on the level of attainment of Company operating income goals during the three-year period beginning January 1, 2010 compared to our annual operating plan goals for that period. Thus, operating income as used for our PSUs measures how we perform against our operating plan, while operating income as used in our MIP is based on an absolute measurement of operating income achieved. On March 10, 2010, the Committee set the 2010 operating income goal at $22.5M. We did not achieve that level of operating income against our operating plan, and therefore this negatively impacted the PSU accruals for our named executive officers for 2010. Based on the operating income against plan achieved in 2010, the PSU accrual was 55.77% of the target number of PSU shares granted. The Committee will establish future operating income goals in the beginning of 2012 and 2013. After the end of the three-year period, the target number of PSUs will be adjusted based on the average operating income (expressed as a percentage of target operating income) for each annual performance period as follows:

Average Percentage of Operating Income	Percentage of Target PSUs Vesting
125% or More	200%
100%	100%
75%	50%
Less than 75%	0%

(For performance greater than 100% and less than 125%, or performance less than 100% and greater than 75%, the vesting percentage will be interpolated.) The PSUs as adjusted vest on March 29, 2013.

We decided to implement the above approach to setting performance goals for our PSUs using a three year average performance approach because:

•

Line of sight between operating goals and executive performance is increased, and executives can be better held accountable for the actual performance achieved relative to the performance goals established.

•	This approach better enables us to focus on the necessary strategic goals and objectives during our transformation to a practice-led structure;

•	Final awards are based on average performance over a three year period, which provides greater focus on sustained long-term results; and,

•	The reestablishment of goals annually allows for more realistic goal setting in a volatile economic environment;

The value of each PSU is based on our closing stock price on the date of grant. All PSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying PSUs. The primary purpose of crediting dividend equivalents on PSUs is to provide the participant with the same economic benefit received by stockholders over the course of the vesting period, but only to the extent the PSUs vest.

Restricted Stock Units.    RSUs also constitute a key element of our long-term incentive strategy in that they facilitate stock ownership, support the achievement of the stock ownership guidelines and help to retain and motivate executives. RSUs generally vest in equal installments over a three-year period starting on the first anniversary of the date of grant and, upon vesting, convert into shares of Company stock on a one-for-one basis.

The value of each RSU is based on our closing stock price on the date of grant. All outstanding RSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying RSUs. The primary purpose of crediting dividend equivalents on RSUs is to provide the participant with the same economic benefit as stockholders over the course of the vesting period, but only to the extent the RSUs vest.

Equity Grant Dates.    On September 10, 2009, the Committee approved six specific 2010 equity grant dates, which were set outside of our stock trading blackout periods. All equity awards made to the named executive officers were granted on one of those six pre-approved dates. All equity awards were approved by the Committee in advance of the predetermined grant dates.

Stock Ownership Guidelines.    To enhance the alignment of executives’ interests with that of stockholders, we maintain stock ownership guidelines that were amended by the Committee on May 24, 2007. Each named executive officer has five years to achieve a stock ownership level equal to a multiple of base management salary. The stock ownership guidelines are as follows:

•	Chief Executive Officer: 3x base salary

•	Other Named Executive Officers: 2x base salary

In determining compliance with these guidelines, we include both direct stock ownership and RSU grants but do not consider PSUs.

As of the mailing of this proxy, each of the named executive officers either satisfied the stock ownership guidelines or was on track to do so within the requisite five-year period.

While we maintain executive stock ownership guidelines, we do not have a policy mandating post-vesting holding period on earned or vested shares.

Perquisites and Other Personal Benefits

We provide executives with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance, and participation in our 401(k) plan. The named executive officers are also reimbursed for expenses incurred for an annual physical examination and for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time).

Nonqualified Deferred Compensation Plan

Pursuant to our U.S. Employee Deferred Compensation (“EDC”) Plan, each named executive officer (based in the U.S. only) may defer up to 25% of his or her base salary not to exceed $500,000 per year and/or up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in our EDC Plan and chooses from investment funds offered by Vanguard (the EDC Plan Administrator). We do not contribute to the amount deferred nor do we provide above market rates on the investment funds. A participant is not allowed to invest directly in the Company stock fund. Vanguard calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly and/or on a declining balance approach.

As permitted under Internal Revenue Code Section 409A, in 2008 the Committee approved an amendment to the EDC Plan allowing participants a one-time opportunity to change the timing and/or form of distributions. A participant could elect a distribution no earlier than January 1, 2009 (or April 1, 2009 for the deferral of 2008 salary and/or bonus). Mr. Kelly elected to have his outstanding deferred compensation balance distributed on April 1, 2009. None of the named executive officers currently participates in the EDC Plan or participated in the EDC Plan during 2010.

Other Executive Compensation Arrangements

We have adopted other executive compensation arrangements, including our Change in Control Severance Plan, designed to retain executives in a period of uncertainty; our Management Severance Pay Plan, designed to provide financial assistance to executives following termination of employment; and employment agreements with each named executive officer. The material terms and conditions of these plans and agreements are summarized below.

Change in Control Severance Plan.    We maintain a Change in Control Severance Plan (“CIC Plan”) for our executives, including the named executive officers. The CIC Plan provides severance benefits to the executive if his or her employment is terminated by us without cause, or if he or she terminates employment with us for good reason (as defined in the Plan), within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments upon Termination or a Change in Control.”

We believe that the protection and benefits provided by the CIC Plan to our executives are a valuable incentive for attracting and retaining top management, and that in the event of an extraordinary corporate transaction, the CIC Plan could prove crucial to our ability to retain top management through the transaction process. Change in control protection for executives is prevalent in the competitive environment in which we operate. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following a termination of employment.

Management Severance Pay Plan.    We maintain a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to eligible employees, including the named executive officers. Benefits are paid to an eligible employee who is involuntarily terminated by us for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company. The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments Upon Termination or a Change in Control.”

Employment and Separation Agreements

We have employment agreements with each continuing named executive officer. We also entered into a separation agreement with Mr. Blake in connection with the termination of his employment. The material terms and conditions of these agreements are summarized below.

L. Kevin Kelly.    In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Kelly dated March 29, 2007. The agreement provides for an annual management salary of $800,000, subject to annual increase (but no decrease), participation in the MIP at Tier I, participation in our equity programs, participation in our benefit plans at the same level as other senior executives and relocation benefits. The agreement also provides severance benefits in the event Mr. Kelly’s employment is terminated by us without cause or by Mr. Kelly for good reason, before or following a change in control (these benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan). The agreement includes one-year post-termination non-solicitation and non-competition restrictions. We entered into an amendment to his employment agreement dated January 9, 2009 to ensure compliance with Internal Revenue Code Section 409A. (Mr. Kelly and the Committee intend to amend the employment agreement to eliminate the excise tax gross-up provisions and to eliminate the “evergreen” provision that automatically renews the term of the agreement.)

Scott J. Krenz.    In connection with his employment as Executive Vice President and Chief Financial Officer, we entered into an employment agreement with Mr. Krenz, dated June 9, 2008. The agreement provides for an annual salary of $375,000, a one-time cash sign-on bonus of $100,000, participation in the MIP at Tier I,

CIC Plan and Severance Plan at Tier I, and participation in our equity programs and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions. Mr. Krenz announced his retirement on March 1, 2011.

Richard J. Caldera.    In connection with his employment as Executive Vice President and Chief Human Resources Officer, we entered into an employment agreement with Mr. Caldera, dated April 18, 2008. The agreement provides for an annual salary of $325,000, a one-time cash sign-on bonus of $50,000, participation in the MIP at Tier I, CIC Plan and Severance Plan at Tier I, and participation in our equity programs and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Stephen W. Beard.    In connection with his promotion to Executive Vice President, General Counsel and Corporate Secretary, we entered into an employment agreement with Mr. Beard dated February 11, 2011. The agreement provides for an annual management salary of $275,000, subject to annual review (but no decrease), participation in the MIP at Tier I, a target bonus opportunity equal to 100% of base salary, participation in the CIC Plan and Severance Plan at Tier I, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

S. John Kim.    In connection with his promotion to Managing Partner, Global Practices on July 1, 2010, we entered into an employment agreement with Mr. Kim dated December 13, 2010 (the agreement was subsequently amended on January 11, 2011 to correct typographical errors). The agreement provides for an annual management salary of $750,000, participation in the MIP at Tier I, a target bonus opportunity equal to 100% of base salary, a transition bonus of $400,000 paid in March 2011 (with 15% deferred over three years) which is in lieu of any pre-promotion bonus he would have received under the FSOB Plan, participation in the CIC Plan and Severance Plan at Tier I, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The employment agreement provides for transition compensation if Mr. Kim returns to a full-time consulting role with us and for severance benefits equal to a pro-rata bonus payment if he voluntarily terminates employment for good reason. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

K. Steven Blake.    We entered into an employment agreement with Mr. Blake, Executive Vice President, General Counsel and Secretary, dated June 7, 2005. The agreement provided for an annual salary of $275,000 (subject to annual review), a one-time cash sign-on bonus of $66,750, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in our equity programs and benefit plans at the same level as other senior executives. The agreement contains six-month post-termination non-solicitation and non-competition restrictions.

Mr. Blake resigned from the Company on August 31, 2010. Pursuant to a transition and separation agreement between us and Mr. Blake dated August 27, 2010, we made a payment to Mr. Blake on March 1, 2011 in an amount equal to his base salary ($350,000) and target bonus ($350,000), in accordance with the Severance Plan. Mr. Blake also received a pro-rata bonus payment for 2010 of $233,333 and a transition payment of $65,000 as consideration for his execution of a release of claims, and continued health coverage at active employee rates for one year (at which point he may continue such coverage in accordance with COBRA).

Charles G. Davis.    In connection with his promotion to Managing Partner, Global Practices, we entered into a new employment agreement with Mr. Davis, dated January 7, 2009 and effective January 1, 2009. The agreement provides for an annual management salary of $700,000, a one-time $75,000 promotion bonus, a relocation allowance of $225,000 to facilitate his relocation to the U.S., rental assistance in 2009 for temporary housing in Hong Kong (for approximately four months prior to his move to the U.S.), tax preparation assistance, participation in the MIP, CIC Plan and Severance Plan at Tier I, participation in our equity programs, and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions. Mr. Davis resigned from the Company on June 28, 2010.

Required Dodd-Frank Recoupment of Executive Compensation

We are awaiting the Securities and Exchange Commission’s finalization of the rules regarding the recoupment of executive compensation (i.e., clawbacks) under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Once the final rules and regulations on the required recoupment provisions that must apply to executives’ compensation are available, we will incorporate them into our compensation program as applicable.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deduction that a publicly held corporation is allowed for compensation paid to the chief executive officer and the other three most highly compensated executive officers other than the chief financial officer. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. We have taken appropriate steps, including obtaining stockholder approval, to enable stock options and performance-based awards made pursuant to the GlobalShare Program and annual incentives under the MIP to be fully deductible where consistent with our compensation strategy.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Jane D. Hartley

Gary E. Knell

SUMMARY COMPENSATION TABLE FOR 2010

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008.

Name & Principal Position	Year	Salary ($) (1)		Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)		Total ($)
L. Kevin Kelly	2010	840,000		0		1,050,020	0	0	791		1,890,811
Chief Executive Officer	2009	770,000		0		828,450	0	338,000	12,146		1,948,596
	2008	840,000		0		630,015	587,318	426,300	14,924		2,498,557

Scott J. Krenz	2010	375,000		0		375,011	0	0	122		750,133
Chief Financial Officer	2009	343,750		0		309,951	0	145,000	1,018		799,719
	2008	154,808	(8)	258,594		150,750	70,275	0	0		431,821

S. John Kim	2010	650,000		400,000	(6)	1,199,994	0	0	0		2,249,994
Managing Partner, Global Practices

Richard J. Caldera	2010	325,000		0		325,002	0	131,000	208		781,210
Chief Human Resources Officer	2009	297,917		0		281,799	0	134,000	3,756		717,472

Stephen W. Beard	2010	260,417	(9)	0		215,012	0	100,000	2,500		577,929
General Counsel & Corporate Secretary

Charles G. Davis	2010	350,000		0		699,985	0	0	765		1,050,750
former Managing Partner, Global Practices (5)	2009 2008	644,668 658,750		0 0		563,567 275,017	0 256,379	284,000 401,179	434,993 46,191		1,927,228 1,637,516

K. Steven Blake	2010	233,333		0		350,007	0	0	1,001,570	(7)	1,584,910
former General Counsel & Corporate Secretary	2009 2008	320,833 350,000		0 0		281,799 174,998	0 163,139	134,000 197,925	12,516 9,193		749,148 895,255

(1)	2009 salaries for named executive officers shown in the Summary Compensation Table reflect a voluntary one month salary suspension, while the 2010 salaries disclosed in the table reflect a full 12 months of the annual salary in effect.

(2)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs was based on the closing price of the common stock on the grant date. The fair value of the PSUs was estimated based on our stock price on the grant date. The maximum potential value of the outstanding RSUs and PSUs using the closing stock price on the grant date for each of the named executive officers is: Mr. Kelly: $1,050,018; Mr. Krenz: $374,994; Mr. Kim: $749,983; Mr. Caldera; $324,999; Mr. Beard: $0; Mr. Davis: $699,993; and Mr. Blake: $350,025. As a result of their resignations in 2010, the RSU and PSU awards of Mr. Davis and Mr. Blake were forfeited.

(3)	This column reflects the grant date fair value for stock options granted in 2008 under the GlobalShare Program. No stock options were granted in 2009 or 2010. Stock options were valued using a Black-Scholes valuation model. Assumptions used in the calculation of this amount for fiscal year 2008 are included in footnote 15 of our audited financial statements included in the Company’s Form 10-K for the fiscal year 2008.

(4)	The amounts in this column for 2010 reflect total awards under the MIP to Messrs. Caldera and Beard, 85% of which were paid in cash on March 15, 2011 and the remaining 15% of which were mandatorily deferred and will be paid in cash ratably over three years beginning on February 29, 2012. Messrs. Kelly and Kim elected to forego payment of any MIP bonus to which they may have been entitled. Mr. Kim also elected to forego payment of his bonus based on the performance of the Financial Services practice group. Messrs. Krenz, Davis and Blake did not receive a MIP payment.

The amounts in this column for 2009 reflect total awards under the MIP to the named executive officers, which were paid in cash on March 15, 2010.

The amounts in this column for 2008 reflect total awards under the MIP to Messrs. Kelly, Davis and Blake, 85% of which were paid in cash on March 13, 2009 and the remaining 15% of which (plus a premium of 10%) is paid in cash ratably over three years beginning on February 26, 2010. The non-equity incentives are discussed in further detail starting on page 27.

(5)	Converted from Australian Dollars (“AUD”) to U.S dollars based on the average for the year of the monthly average currency rates of 1 AUD to U.S. $0.85.

(6)	This transition bonus was paid to Mr. Kim pursuant to his employment agreement in lieu of his pre-promotion FSOB bonus opportunity. Of this amount, 85% was paid in cash on March 15, 2011 and the remaining 15% will be paid in cash ratably over three years beginning on February 29, 2012.

(7)	The amounts paid to Mr. Blake in 2010 include $998,333 of severance, $729 of financial planning services and $2,508 of Company-paid health care premiums from September 1, 2010 through December 31, 2010.

(8)	Mr. Krenz’s salary for 2008 reflects the salary paid to him from his date of hire, August 4, 2008, through December 31, 2008.

(9)	Mr. Beard received a $210,000 salary for his position as Deputy General Counsel from January 1, 2010 until his appointment as our General Counsel in November 2010, when his salary was increased to $275,000. Mr. Beard was also paid a monthly cash stipend of $7,500 for each month during which he performed the roles of both Deputy General Counsel and Interim General Counsel.

GRANTS OF PLAN-BASED AWARDS IN 2010

The table below sets forth certain information with respect to non-equity incentive plan awards that could be earned and equity granted during the fiscal year ended December 31, 2010 for each named executive officer.

	Grant Date (1)	HRCC Approval Date (2)	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards (3)						Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6)
Name & Principal Position			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
L. Kevin Kelly			0		840,000		1,260,000
Chief Executive Officer	8-Mar-10	4-Feb-10										18,325				525,011
	29-Mar-10	4-Feb-10							9,273	18,545	37,090					525,009

Scott J. Krenz			0		375,000		562,500
Chief Financial Officer	8-Mar-10	4-Feb-10										6,545				187,514
	29-Mar-10	4-Feb-10							3,312	6,623	13,246					187,497

S. John Kim			250,000	(7)	625,000	(7)	937,500	(7)
Managing Partner,	31-May-10	27-May-10										9,013	(8)			199,998
Global Practices	20-Dec-10	20-Sep-10							6,653	13,307	26,614	22,179			`	999,995

Richard J. Caldera			0		325,000		487,500
Chief Human	8-Mar-10	4-Feb-10										5,672				162,503
Resources Officer	29-Mar-10	4-Feb-10							2,870	5,740	11,480					162,499

Stephen W. Beard			0		192,500		288,750
General Counsel &	8-Mar-10	4-Feb-10										4,014				115,001
Corporate Secretary	20-Dec-10	9-Dec-10										3,549				100,011

Charles G. Davis			0		700,000		1,050,000
former Managing Partner,	8-Mar-10	4-Feb-10										12,216				349,988
Global Practices	29-Mar-10	4-Feb-10							6,182	12,363	24,726					349,997

K. Steven Blake			0		350,000		525,000
former General Counsel &	8-Mar-10	4-Feb-10										6,108				174,994
Corporate Secretary	29-Mar-10	4-Feb-10							3,091	6,182	12,364					175,012

(1)	This date reflects the actual date that the grant of the named executive officer’s equity award occurred.

(2)	This date reflects the date that the Committee approved the grant of the named executive officer’s equity award.

(3)	These columns show amounts payable under the MIP for meeting specified levels of performance in 2010. These amounts reflect the range of potential payouts when the performance goals were set earlier in 2010. The amounts actually paid under the MIP appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 26. If the performance goals based on Company financial performance are not met at the threshold level (which would provide a payment equal to 60% of target), the amount, if any, payable under the MIP with respect to that component is at the discretion of the Committee. Except as discussed below, target level is equal to 100% of base salary and the maximum level is equal to 150% of salary.

Prior to his promotion, Mr. Kim was also entitled to a bonus opportunity based 50% on the performance of the Company and 50% on the performance of the Financial Services practice group (the target bonus opportunity was 91% of his then base salary, or $500,000). As a result of his promotion, this bonus opportunity was changed to a minimum $250,000 bonus opportunity based on the performance of the Financial Services practice group and MIP participation based on salary from his July 1, 2010 promotion date. These columns for Mr. Kim reflect his post-promotion arrangement.

In connection with his promotion, Mr. Beard’s MIP target bonus opportunity was changed to $55,000 for service through June 30, 2010 and 100% of his base salary from July 1, 2010 through December 31, 2010.

(4)	These columns show grants of PSUs awarded to the CEO and Tier I participants in 2010 under our GlobalShare Program. The PSUs are stated at their target number of shares and they vest under their terms, if at all, three years from the grant date. Upon vesting, the recipients will receive anywhere from 0% to 200% of the target number of shares based on our average percentage of Operating Income achieved over the performance period relative to the target Operating Income. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest.

In connection with his promotion, Mr. Kim’s cash long-term incentive target opportunity of $1,000,000 was cancelled and replaced with the award of PSUs and RSUs shown in this table. His PSU award vests on March 29, 2013 (the same vesting date applicable to the other awards made in 2010).

(5)	This column reflects grants of RSUs awarded in 2010 under our GlobalShare Program. All the RSUs vest in equal installments over a three-year period beginning on the first anniversary of the grant date. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest. Mr. Kim’s award of 22,179 RSUs was made to him in connection with his promotion. Mr. Beard’s award of 3,549 RSUs was made in connection with his promotion.

(6)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs is based on the closing price of the common stock on the grant date. The fair value of the PSUs was estimated based on our closing stock price on the grant date; the ultimate number and value of PSUs earned over the performance period from January 1, 2010 through December 31, 2012 will depend on our average percentage of Operating Income achieved relative to the target Operating Income and the price of our stock at vesting.

(7)	Prior to his promotion, Mr. Kim participated in our Fee and Source of Business (FSOB) Bonus Plan with respect to his consultant work. Under the FSOB Bonus Plan, individual possible future payouts cannot be estimated because the incentive opportunity is tied to a percentage of fee and source of business revenue credits earned by the consultant each year. In connection with his promotion on July 1, 2010, Mr. Kim’s participation in the FSOB Plan was cancelled and he received a $400,000 bonus payment in March 2011 in lieu of any FSOB payment.

(8)	Mr. Kim received a one-time grant of 9,013 RSUs pursuant to a Company recognition program.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The table below includes certain information with respect to stock options and restricted stock units previously awarded to the named executive officers that were outstanding at the fiscal year ended December 31, 2010.

Name & Principal Position	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (8)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (1)
L. Kevin Kelly	1,525	(1)				$35.13	6-Mar-11	8,038	(5)	230,289		26,250	(14)	752,063
Chief Executive Officer	10,000	(2)				$32.96	3-Mar-11	17,500	(9)	501,375		18,545	(15)	531,314
	31,250	(3)				$48.45	30-Mar-12	18,325	(10)	525,011
	37,290	(4)	18,645	(4)		$33.79	6-Mar-18

Scott J. Krenz	5,000	(5)	2,500	(5)		$30.15	30-Sep-18	1,667	(6)	47,760		9,821	(14)	281,372
Chief Financial Officer								6,548	(9)	187,600		6,623	(15)	189,749
								6,545	(10)	187,514

S. John Kim								8,145	(6)	233,354		13,307	(16)	381,246
Managing Partner, Global								31,414	(11)	900,011
Practices								9,013	(12)	258,222
								22,179	(13)	635,428

Richard J. Caldera	4,666	(6)	2,334	(6)		$28.65	30-May-18	1,167	(6)	33,435		8,929	(14)	255,816
Chief Human Resources								5,953	(9)	170,553		5,740	(15)	164,451
Officer								5,672	(10)	162,503

Stephen W. Beard								1,158	(5)	33,177
General Counsel & Corporate								3,334	(9)	95,519
Secretary								4,014	(10)	115,001
								3,549	(13)	101,679

Charles G. Davis	0	(7)	0	(7)				0	(7)	0	(7)	0	(7)	0	(7)
former Managing Partner, Global Practices

K. Steven Blake	0	(7)	0	(7)				0	(7)	0	(7)	0	(7)	0	(7)
former General Counsel & Corporate Secretary

(1)	The amount consists of stock options granted on March 6, 2001.

(2)	The amount consists of stock options granted March 3, 2006.

(3)	The amount consists of stock options and RSUs granted on March 30, 2007.

(4)	The amount consists of stock options and RSUs granted on March 6, 2008. The unexercisable stock options and the RSUs vest on March 6, 2011.

(5)	The amount consists of stock options and RSUs granted on September 30, 2008. The unexercisable stock options and the RSUs vest on September 30, 2011.

(6)	The amount consists of stock options and/or RSUs granted on May 30, 2008. The unexercisable stock options and the RSUs vest on May 30, 2011.

(7)	In connection with termination of employment, unvested options, RSUs and PSUs were forfeited and the exercise period for vested options expired by year-end.

(8)	The market value of the stock awards was determined using our closing stock price on December 31, 2010 ($28.65).

(9)	The amount consists of RSUs granted on March 6, 2009. The RSUs vest 50% on March 6, 2011 and 50% on March 6, 2012.

(10)	The amount consists of RSUs granted on March 8, 2010. The RSUs vest 33.3% on March 8, 2011, 33.3% on March 8, 2012 and 33.4% on March 8, 2013 respectively.

(11)	The amount consists of RSUs granted on May 30, 2008. The RSUs vest 33.3% on May 30, 2011, 33.3% on May 30, 2012 and 33.4% on May 30, 2013.

(12)	The amount consists of RSUs granted on May 31, 2010. The RSUs vest 33.3% on May 31, 2011, 33.3% on May 21, 2012 and 33.4% on May 31, 2013.

(13)	The amount consists of RSUs granted on December 20, 2010. The RSUs vest 33.3% on December 20, 2011, 33.3% on December 20, 2012 and 33.4% on December 20, 2013.

(14)	The amount consists of PSUs granted on March 6, 2009. The PSUs are stated at target and vest on March 6, 2012. The number of shares that vest will range from 0% to 175% of target based on our total shareholder return relative to a peer group of 26 other companies.

(15)	The amount consists of PSUs granted on March 29, 2010. The PSUs are stated at target and vest on March 29, 2013. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

(16)	The amount consists of PSUs granted on December 20, 2010. The PSUs are stated at target and vest on March 29, 2013. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

OPTION EXERCISES AND STOCK VESTED IN 2010

The table below includes certain information with respect to the exercise of stock options and the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2010.

	Stock Awards
Name & Principal Position	Number of Shares Acquired on Vesting (#) (1)	Value Realized On Vesting ($) (2)
L. Kevin Kelly	16,788	480,976
Chief Executive Officer	1,206	34,709
	5,209	148,717

Scott J. Krenz	3,273	93,771
Chief Financial Officer	1,667	32,473

S. John Kim	18,615	413,067
Managing Partner, Global Practices

Richard J. Caldera	2,976	85,262
Chief Human Resources Officer	1,167	25,896

Stephen W. Beard	2,823	80,879
General Counsel & Corporate Secretary	752	21,643

Charles G. Davis	9,727	278,679
former Managing Partner, Global Practices	3,000	86,340

K. Steven Blake	5,431	155,599
former General Counsel & Corporate Secretary	1,502	43,228

(1)	The amounts reflect the number of RSUs converted into common shares on a one-for-one basis.

(2)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

PENSION BENEFITS

Pension benefits are not provided to any of our named executive officers.

NONQUALIFIED DEFERRED COMPENSATION FOR 2010

In 2010, no named executive officer participated in, or had an account balance under, our U.S. Employee Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

We provide certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

Change in Control Severance Plan

We maintain a Change in Control Severance Plan (“CIC Plan”). All named executive officers who are officers subject to Section 16 of the Securities Exchange Act of 1934 are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by us without cause, or if the executive terminates his or her employment with us for good reason, within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

•	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the change in control (the “bonus amount”).

•	A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of:

•	2.5 for the Chief Executive Officer.

•	2.0 for any participant in a Tier I position, which includes all other named executive officers.

•	1.0 for any participant in a Tier II position.

•

For the Chief Executive Officer and participants in a Tier I position, a gross-up payment equal to any excise tax arising under Section 280G of the Internal Revenue Code of 1986 (“Code”), plus any taxes, interest or penalties arising as a result of the receipt of the gross-up payment. No gross-up payment will be made if three times the “base amount” is less than 10% of the “parachute payment” as defined by Section 280G(b)(3) of the Code. In this instance, the parachute payment will be reduced under the CIC Plan to ensure there is no excise tax liability. The Committee has decided to eliminate this excise tax gross-up provision during 2011 and is in the process of amending the CIC Plan. As amended, the CIC Plan will permit all participants to either elect to have their parachute payments reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

•	Immediate vesting of all outstanding unexercisable stock options, RSUs and PSUs granted under our GlobalShare Program.

•	Continuation of health, dental and/or vision benefits for one year at no cost to the participant with the same terms in effect immediately prior to the termination date.

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for cause).

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to us.

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least  2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or our executive officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Management Severance Pay Plan

We maintain a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to select employees. Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of:

•	1.5 for the Chief Executive Officer;

•	1.0 for any Tier I MIP participant (other than the Chief Executive Officer), which includes each of the other named executive officers.

The severance benefits will be paid to the participant in a lump sum no later than 30 days after the employee delivers to us an executed release, but in no event later than March 15th of the calendar year following the calendar year in which the employee’s termination occurs. In addition, the terminated employee receives the continuation of health, dental and/or vision benefits for the length of the severance period (up to one year) at no cost to him or her.

The Severance Plan was amended effective December 31, 2010. Under the Plan as amended,

(i)	the severance benefit factor described above was increased from 1.5 to 2 for the Chief Executive Officer and from 1 to 1.5 for any Tier I MIP participant, and

(ii)	the severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release.

In addition, the Severance Plan as amended includes six-month nonsolicitation and noncompete provisions that apply to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

CEO Employment Agreement

Under his employment agreement, Mr. Kelly is also entitled to severance benefits. If he resigns for good reason or he is terminated without cause (as defined in his agreement), his severance benefit is equal to 1.5 times the sum of his base salary and target bonus, plus a prorated target bonus for the year of termination (conditioned upon signing a release of claims). If he resigns for good reason or he is terminated without cause during the period beginning six months prior to, and ending two years after, a change in control of the Company (as defined in the CIC Plan), his severance benefit is equal to 2.5 times the sum of his base salary and target bonus, plus a pro rata bonus for the year of termination (conditioned upon signing a release of claims). Severance benefits also include continued medical benefits at active employee rates for one year and a tax gross-up payment as described above for the CIC Plan, if applicable. These severance benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan.

The Committee and Mr. Kelly intend to amend his employment agreement in 2011 to eliminate the excise tax gross-up provision and to eliminate the “evergreen” provision that automatically renews the term of the agreement.

S. John Kim Employment Agreement

Under his employment agreement, Mr. Kim is entitled to severance benefits if he voluntarily terminates employment for good reason (as defined in the employment agreement). In such case, he is entitled to a pro-rata payment of the bonus actually earned for the year in which the termination occurs and one year of continued health coverage under COBRA at active employee rates.

Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy

We maintain a Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy (“Retirement Policy”). Under the Retirement Policy, an employee is eligible for retirement if all three of the following criteria have been met:

•	Age 55 or older on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of the intent to retire is made no later than October 15th of the fiscal year before the year of actual retirement.

The Retirement Policy allows for the continued vesting of RSUs and bonus cash deferrals, and the payment of the annual incentive, if any, that would have been earned for the year of retirement even if the employee retires prior to the actual date of payment. The employee is also eligible for an annual incentive in the year following retirement.

None of the named executive officers qualified for retirement under the Retirement Policy on December 31, 2010.

2007 GlobalShare Program

All employees are eligible to receive awards under our GlobalShare Program.

Upon the occurrence of a change in control, the Program provides the following benefits to employees who have received awards under the Plan:

•	Immediate vesting of all outstanding unexercisable stock options;

•	Immediate vesting of all outstanding RSUs; and

•	Immediate vesting of all outstanding PSUs at the target level of performance.

For purposes of the Program, the definition of a change in control is the same as included in our CIC Plan (see pages 30-31 for more details).

All agreements with respect to awards of stock options, RSUs and PSUs granted under the 2007 GlobalShare Program provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the Program. In such events, the PSUs granted in 2009 would vest based on our relative TSR performance versus the peer group as calculated at the end of the month preceding the month of death or disability while the PSUs granted after 2009 would vest at target upon death or disability.

MIP Deferrals

As noted above, 15% of each named executive officer’s MIP bonus for 2008 and 2010 was deferred to be paid ratably over three years. In the event of a change in control, death or disability, such amounts would vest and be paid out in a single lump sum within 30 days.

Contingent Payments

The tables below show the additional benefits and payments to be made in the event of a termination by us without cause, resignation by the executive for good reason, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2010 for each of L. Kevin Kelly, Scott J. Krenz, S. John Kim, Richard J. Caldera and Stephen W. Beard. The termination benefits for Mr. Blake pursuant to his separation agreement are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

L. Kevin Kelly

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$1,680,000	$0	$2,100,000
Management bonus	$1,680,000	$0	$2,100,000
Prorated bonus	$840,000	$0	$840,000
Continued health coverage (4)	$19,994	$0	$19,994
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$2,540,052	$2,540,052
Vesting of deferred MIP Bonus (7)	$0	$46,200	$46,200
Excise tax gross-up (8)	$0	$0	$2,304,302

Total	$4,219,994	$2,586,252	$9,950,548

Scott J. Krenz

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$562,500	$0	$750,000
Management bonus	$562,500	$0	$750,000
Prorated bonus	$0	$0	$375,000
Continued health coverage (4)	$19,994	$0	$19,994
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$2,408,262	$2,408,262
Vesting of deferred MIP Bonus (7)	$0	$17,188	$17,188
Excise tax gross-up (8)	$0	$0	$922,860

Total	$1,144,994	$2,425,450	$5,243,304

S. John Kim

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$1,125,000	$0	$1,500,000
Management bonus	$937,500	$0	$1,250,000
Prorated bonus	$0	$0	$625,000
Continued health coverage (4)	$19,484	$0	$19,484
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$893,995	$893,995
Vesting of deferred MIP Bonus (7)	$0	$27,500	$27,500
Excise tax gross-up (8)	$0	$0	$0

Total	$2,081,984	$921,495	$4,315,979

Richard J. Caldera

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$487,500	$0	$650,000
Management bonus	$487,500	$0	$650,000
Prorated bonus	$0	$0	$325,000
Continued health coverage (4)	$19,357	$0	$19,357
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$786,758	$786,758
Vesting of deferred MIP Bonus (7)	$0	$24,750	$24,750
Excise tax gross-up (8)	$0	$0	$803,278

Total	$994,357	$811,508	$3,259,143

Stephen W. Beard

	Involuntary Termination Without Cause (9)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$412,500	$0	$600,000
Management bonus	$288,750	$0	$385,000
Prorated bonus	$0	$0	$192,500
Continued health coverage (4)	$9,149	$0	$9,149
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$345,376	$345,376
Vesting of deferred MIP Bonus (7)	$0	$10,472	$10,472
Excise tax gross-up (8)	$0	$0	$454,416

Total	$710,399	$355,848	$1,996,913

(1)	The amounts reflect benefits payable under Mr. Kelly’s employment agreement if he is terminated by us without cause or if he resigns for good reason equal to (a) one and a half times his base salary and management incentive target, (b) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at active employee rates for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of the executives’ outstanding equity agreements. In addition, the executive will receive the deferred portion of his 2008 and 2010 MIP bonus.

(3)	Mr. Kelly’s employment agreement provides the following benefits if he is terminated by us without cause or voluntarily resigns for good reason within six months prior to or two years following the change in control: (a) two and a half times the sum of base salary and MIP target; (b) a prorata target bonus for the year in which the termination occurs; (c) continued medical benefits at active employee rates for one year; (d) vesting of equity awards; and (e) an excise-tax gross up payment. (Under the GlobalShare Program, vesting of equity awards is accelerated upon the change in control, even if employment continues.)

The amounts reflect benefits payable to the executives other than Mr. Kelly under the CIC Plan if the executive is terminated by us without cause or the executive voluntarily resigns for good reason within two years following the change in control. The severance benefit is equal to: (a) two times the sum of the highest base salary during the preceding 12 months and MIP target; (b) a prorated portion of the target bonus for the year in which the termination occurs; (c) continued medical benefits at active employee rates for one year; (d) vesting of equity awards; and (e) an excise-tax gross up payment. (Under the GlobalShare Program vesting of equity awards is accelerated upon the change in control, even if employment continues.)

(4)	The amounts reflect premiums paid by us for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2010 ($28.65) and the option exercise price multiplied by the number of outstanding unexercisable stock options. All of the outstanding stock options on December 31, 2010 had exercise prices above the stock price on that date ($28.65) so no amounts are included.

(6)	The amounts are equal to the closing stock price on December 31, 2010 ($28.65) multiplied by the number of outstanding unvested RSUs and target PSUs.

(7)	Vesting of the deferred portion of the 2008 and 2010 MIP bonuses is accelerated upon death, disability or change in control.

(8)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits. The Committee has elected to remove the excise tax gross-up provision from the CIC Plan and will take steps to effectuate this change in 2011. Mr. Kelly and the Committee currently intend to eliminate the excise tax gross-up provision from his employment agreement.

(9)	The amounts reflect benefits payable under our Management Severance Plan (as amended December 31, 2010) equal to: (a) one and a half times the sum of base salary and MIP target on the date of termination; and (b) continued health coverage at no cost for one year.

DIRECTOR COMPENSATION

We provide compensation to non-employee directors that is competitive with other similarly sized publicly traded companies in order to attract and retain qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and our long-term strategy. Additional compensation is also provided to a director who serves as chair of the Board of Directors or a Board Committee to reflect the additional time, risk and skill-level required to fulfill this role.

We do not provide any compensation to directors who are also employees of the Company for their service as directors.

Cash Compensation.    Prior to April 1, 2009, each director received an annual cash retainer of $75,000. Effective April 1, 2009, the Board agreed to reduce the annual cash retainer to $37,500 to help the Company respond to the serious downturn in the Company’s business because of the global recession. All cash retainers are payable on a quarterly basis. In addition, we reimburse the directors for any out-of-pocket expenses associated with their Board service. Effective February 4, 2011, the Nominating and Board Governance Committee restored the annual cash retainer to $75,000.

The Audit and Finance Committee Chair receives an additional cash retainer of $30,000 and each member of the Audit and Finance Committee (including the Chair) receives an additional cash retainer of $10,000. Prior to May 27, 2010, the Human Resources and Compensation Committee Chair received an additional cash retainer of $15,000. Effective May 27, 2010, the Board agreed to increase the Human Resources and Compensation Committee Chair additional retainer to $30,000. The Nominating and Board Governance Committee Chair receives an additional cash retainer of $10,000. Prior to 2009, the Non-Executive Chair of the Board of Directors received an additional cash retainer of $100,000, but effective April 1, 2009, this cash retainer was reduced to $50,000, also to help the Company respond to the global recession. Effective February 4, 2011, the Board restored the Non-Executive Chair additional cash retainer to $100,000.

Equity Compensation.    Each director receives an annual equity retainer of $75,000 payable in the form of RSUs awarded as of the date of our Annual Meeting of Stockholders. The RSUs vest and are payable on the date a director ceases to serve on the Board. A director may also elect to receive shares of common stock in lieu of the RSUs described above. For a director who joins the Board after our Annual Meeting of Stockholders, a pro-rata equity award will be made on the date of his or her appointment to the Board. We no longer grant awards of stock options to our directors.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to our Non-Employee Directors Voluntary Deferred Compensation (“VDC”) Plan, directors may defer up to 100% of their cash compensation per year. To enroll in our VDC plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (the VDC Plan Administrator). A participant is not allowed to invest deferred amounts directly in Company stock. Vanguard calculates the earnings for the funds selected for each director’s account. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Stock Ownership Guidelines.    We adopted stock ownership guidelines for the directors on May 24, 2007. Each director has three years to maintain a stock ownership level equal to three times the annual cash retainer ($112,500 for 2010). Stock included for determining the satisfaction of the guidelines includes direct stock ownership and RSUs.

Director Summary Compensation Table. The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2010.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (3) (4)		Total ($)
Richard I. Beattie	87,500	(6)(7)	74,995	(13)	162,495
Antonio Borges (5)	40,271	(6)(8)	74,995	(14)	115,266
John A. Fazio	77,500	(6)(9)	74,995	(13)	152,495
Jane D. Hartley	37,500		74,995	(13)	112,495
Jill Kanin-Lovers	71,442	(10)	74,995	(13)	146,437
Gary E. Knell	39,022	(6)(11)	74,995	(14)	114,017
Robert E. Knowling, Jr.	47,500	(12)	74,995	(14)	122,495
V. Paul Unruh	47,500	(12)	74,995	(13)	122,495

(1)	L. Kevin Kelly, our Chief Executive Officer, is not included in this table as he is our employee and thus received no compensation for his service as a director. The compensation received by Mr. Kelly as our employee is shown in the Summary Compensation Table on page 26.

(2)	The amounts reflect cash compensation earned by each director in 2010 and include amounts deferred at the director’s election.

(3)	The amounts reflect the grant date fair value for financial reporting purposes as determined in accordance with ASC Topic 718 for RSUs and common stock granted under the 2007 GlobalShare Program.

(4)	There were no stock options granted to directors in 2010.

(5)	Mr. Borges resigned from the Board of Directors effective November 5, 2010.

(6)	The fees earned were all deferred pursuant to our VDC Plan.

(7)	Mr. Beattie earned an additional cash retainer of $50,000 as Non-Executive Chair of the Board of Directors.

(8)	Mr. Borges earned an additional cash retainer of $8,478 as Chair of the Nominating and Board Governance Committee.

(9)	Mr. Fazio earned an additional cash retainer of $30,000 as Chair of the Audit and Finance Committee and $10,000 as a member of that Committee.

(10)	Ms. Kanin-Lovers earned an additional cash retainer of $15,000 as Chair of the Human Resources and Compensation Committee from January 1, 2010 to May 27, 2010. Effective May 27, 2010, the additional cash retainer for the Chair of the Human Resources and Compensation Committee was increased to $30,000. She also earned an additional cash retainer of $10,000 as a member of the Audit and Finance Committee.

(11)	Mr. Knell earned an additional cash retainer of $1,522 as Chair of the Nominating and Board Governance Committee for the period December 9, 2010 to December 31, 2010.

(12)	Mr. Knowling Jr. and Mr. Unruh each earned an additional cash retainer of $10,000 as members of the Audit and Finance Committee.

(13)	The amount reflects an award of stock granted on May 27, 2010 (the date of the Annual Meeting of Stockholders). The award was equal to the annual equity retainer of $75,000, rounded to the nearest whole number of shares ($75,000 divided by the closing stock price on the date of grant of $23.74, rounded to the nearest whole share, 3,159 shares).

(14)	The amount reflects an award of RSUs granted on May 27, 2010 with the same value as the award of stock described in footnote (13).

Restricted Stock Units (“RSUs”) Outstanding at December 31, 2010

Non-Employee Director	RSUs
Richard I. Beattie	2,879
Antonio Borges	0
John A. Fazio	10,224
Jane D. Hartley	0
Jill Kanin-Lovers	870
Gary E. Knell	11,407
Robert E. Knowling, Jr.	16,905
V. Paul Unruh	770

Total	43,055

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, which is the only outstanding class of voting securities or other equity securities of the Company, as of April 15, 2011 (except where otherwise noted) for (1) each of the Company’s directors, (2) each of the executive officers named in the Summary Compensation Table, (3) each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock and (4) all of the directors and executive officers as a group. On April 15, 2011, there were 17,784,411 shares of common stock outstanding. Unless otherwise indicated, and except for stock options not yet exercisable, the Company believes that each beneficial owner has the sole voting and sole investment power over the number of shares listed adjacent to his, her or its name.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Richard I. Beattie	13,604	*
John A. Fazio	18,365	*
Jane D. Hartley	6,819	*
Jill Kanin-Lovers	14,896	*
Gary E. Knell	11,407	*
Robert E. Knowling Jr.	16,905	*
V. Paul Unruh	14,796	*
Stephen W. Beard	17,857	*
Richard J. Caldera (3)	29,139	*
L. Kevin Kelly (3)	209,452	1.2%
S. John Kim	96,506	*
Scott J. Krenz (3)	31,489	*
Matthew W. Hallgren	7,162	*
Abrams Bison Investments L.L.C. (4)	1,300,000	7.3	%(7)
BlackRock, Inc. (5)	1,903,838	10.7	%(7)
Wells Fargo and Company (6)	1,642,245	9.2	%(7)
On April 15, 2011, the shares beneficially owned by all executive officers and directors as a group (13 persons) were:	488,397	2.8%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units and shares of common stock issuable pursuant to stock options that are exercisable on April 15, 2011, or which will become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	The number of shares shown includes shares issuable pursuant to stock options granted under the Global Share Program, which were exercisable on April 15, 2011, or which will become exercisable within 60 days of that date as follows: Mr. Caldera, 4,666 shares, Mr. Kelly, 87,185 shares and Mr. Krenz, 5,000 shares.

(4)	Number is based on information contained in Form 13F filed with the Securities and Exchange Commission on February 14, 2011. The mailing address for Abrams Bison Investments L.L.C. is 4800 Hampden Lane, Suite 1050, Bethesda, MD 20814.

(5)

Number is based on information contained in Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2011. The mailing address for BlackRock, Inc., is 40 East 52nd Street, New York, NY 10022.

(6)	Number is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on January 20, 2011. The mailing address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104.

(7)	The “Percent” for each of Abrams Bison Investments L.L.C., BlackRock, Inc. and Wells Fargo and Company was calculated by using the disclosed number of beneficially owned shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of April 15, 2011 as the denominator.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls. The Audit and Finance Committee is presently comprised of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in the rules and regulations of the SEC Rules. During 2010, the Audit and Finance Committee met thirteen times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, as well as providing oversight of the Company’s risk management protocols.

The Audit and Finance Committee reviewed and discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Finance Committee has also received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Accounting Oversight Board regarding KPMG LLP’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Company.

The Audit and Finance Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Vice President of Internal Audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2010, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management and KPMG LLP have each provided the Audit and Finance Committee with a report on the effectiveness of the Company’s internal controls. The Audit and Finance Committee has reviewed management’s and KPMG LLP’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2010.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010. The Audit and Finance Committee has also appointed KPMG LLP as the Company’s independent registered public accounting firm for 2011.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Jill Kanin-Lovers

Robert E. Knowling, Jr.

V. Paul Unruh

AUDIT FEES

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the Public Company Accounting Oversight Board. All non-audit services performed by KPMG LLP in 2010 were pre-approved by the Audit and Finance Committee.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2010 were, and all services to be provided by KPMG LLP in 2011 will be, permissible under applicable laws and regulations.

Fee Category	2010	2009
Audit Fees (1)	$2,230,400	$1,871,600
Audit-Related Fees (2)	32,339	75,763
Tax Fees (3)	6,429	7,500
All Other Fees	—	—

Total Fees	$2,269,168	$1,954,863

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for professional services relating to transaction advisory services in 2009 and the audit of the Company’s 401(k) plan in 2009 and 2010.

(3)	Fees for tax compliance services.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit and Finance Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2011, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2010, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2011.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or other applicable legal requirements. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2011 FISCAL YEAR.

PROPOSAL III—APPROVAL OF A ONE-YEAR EXTENSION TO THE

2007 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM

In 2007, our Board of Directors and our stockholders approved the 2007 Heidrick & Struggles GlobalShare Program (the “Program”). The Program provides for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards to directors and selected employees and independent contractors. As adopted, the Program has a term of four (4) years and will expire on May 24, 2011. We are not asking stockholders for any additional shares, but rather are requesting a one (1) year extension to the Program so we can continue to use the shares remaining available for grant under the Program through May 24, 2012.

As of April 15, 2011, there were 770,698 shares remaining available for grant under the Program. Because this is our only plan that provides for equity compensation, we will not be able to grant any further stock-based awards to our consultants, managers, executives and directors if the term of the Program is not extended. We believe that our continued and future success and profitability depend heavily on our ability to provide competitive levels of pay necessary to attract, motivate and retain the highest caliber of consultants required to maintain our strong brand in the marketplace. Equity is a key component of the total pay package and closely aligns the interests of our consultants, managers and executives with those of our stockholders. We use equity to more effectively compete for top talent, given that this attractive type of long-term incentive vehicle is only available to a few of our direct competitors since most are privately held. We believe that the use of equity awards also maintains our strong base of highly talented consultants and has had a significant positive impact on our financial results and overall business strategy.

Key Factors to Consider

In deciding whether to approve this proposal, stockholders should also consider the following key factors:

•

The share availability under the Program is less than current total potential dilution levels at peer group companies whose primary assets are also professionals (a list of the companies is available on page 17). Total potential dilution is equal to the total number of equity awards outstanding plus the pool of shares remaining available for future awards, divided by total diluted common shares outstanding. Our total potential dilution is currently 11.1%, which compares to 14.7% and 19.2% at the 50th and 75th percentile of the peer group companies (without Towers Watson which was excluded because of recent equity grants associated with its merger and restructuring) respectively based on the most current publicly available information.

•

In conjunction with annual awards of equity, our senior officers have five years to achieve a stock ownership level of at least two times their average annual salary (at least three times average annual salary in the case of the CEO). Stock includes direct stock ownership and time-based restricted stock units. The purpose of the guidelines is to enhance the alignment of executives’ interests with that of stockholders in accordance with our executive compensation philosophy.

•

Since the Board authorized the buyback of shares in May 2006 (five years ago), we have repurchased 3.49 million shares of common stock. These repurchases further impact total potential dilution by reducing the total number of diluted common shares outstanding.

Summary of Recent Burn Rate

As a professional services firm, we seek to balance the need to attract, motivate and retain top talent in a highly competitive business with the need to manage our annual use of equity or “burn rate.” Annual burn rate is equal to the total number of equity awards granted in a given year divided by the weighted average number of common shares outstanding. We previously pledged that beginning in 2009, we would manage our annual burn rate to approximately 3%. We are on target with this pledge, with burn rates as shown below for 2008-2011.

As you can see from the chart below, if stockholders approve the one-year extension of the Program, we will continue to manage our annual burn rate in compliance with our 3% burn rate commitment in 2011 and 2012. Stockholders can also see from the chart below how judicious we have been and expect to be with regard to our use of equity awards.

Year	Shares Subject to Award	Weighted Average Common Shares Outstanding	Burn Rate
2008*	1,352,786	16,747,000	8.08%
2009	418,761	16,901,000	2.48%
2010	359,943	17,437,000	2.06%
2011**	192,222	17,437,000	1.10%

Our Three-Year Average Burn Rates for the following periods:

2008—2010	4.21%
2009—2011**	1.88%
2009—2011***	2.20%
2010—2012****	2.06%

*	When we last requested stockholder approval for additional shares in 2007, we had implemented a program by which a portion of consultants’ bonuses would be mandatorily paid out in restricted stock units subject to continued vesting and deferral. 2007 proved to be a strong year for the Company and this performance was reflected in the bonuses for 2007 (paid in 2008). This coupled with a drop in our stock price at the time of payment of the bonuses caused us to have to grant more equity in 2008 than we had anticipated. For subsequent years we terminated this bonus design and were more judicious in our use of equity as demonstrated by the burn rates shown in the above table for subsequent years.

**	Based on equity awards granted from January 1, 2011 through April 15, 2011.

***	Assuming 2011 equity grants are the same as those in 2010 (359,943), and with the same number of weighted average common shares outstanding.

****	Assuming 2011 and 2012 equity grants are the same as those in 2010 (359,943), and with the same number of weighted average common shares outstanding.

Program Overview

The Program includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•

No “Evergreen” Provision.    The Program specifies a fixed number of shares available for future grants and does not provide for any automatic increase based on an increase in the number of outstanding shares of common stock.

•

No Discounted Stock Options or Repricing.    The Program prohibits the granting of stock options at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted. Neither the Program nor any award agreement may be amended to provide for the repricing of stock options.

•

Limitation on Reuse of Shares.    The shares delivered to, or withheld by, the Company as payment for an award (including the exercise of a stock option) or as payment of any required withholding taxes cannot be reissued in connection with subsequent awards under the Program, and all shares subject to the award count toward the number of shares used under the Program.

•

Limitations on Size of Awards.    The Program limits the number of shares that may be granted to any participant who is or may be a “covered employee” in any calendar year to 200,000 stock options or stock appreciation rights awards and 200,000 performance-based awards.

•

Minimum Vesting Periods.    Performance-based awards are subject to a minimum one-year vesting schedule, and all other awards are subject to a minimum vesting schedule that vests not earlier than either 100% after three years or 33 1/3% on each of the first three anniversaries of the date of grant, subject in each case to a limited exception for termination of employment or service without cause.

•

Prohibition of “Reload” Options.    The Program expressly prohibits the use of “reload” options. Under a reload option, if a participant pays for all or a portion of the exercise price of a stock option or the related withholding tax by delivering to the Company shares covered by the option, the participant would be granted a new option equal to the number of option shares delivered to pay the exercise price and withholding taxes.

•

Restrictions on Dividend Equivalents.    The Committee currently grants awards of time-based and performance-based restricted stock units. The form of award agreement used for these grants does not provide for the payment of dividend equivalents.

Awards Granted Under the Program

Information regarding awards made in 2010 under the Program to each of the named executive officers is presented on page 27 of this proxy in the Grants of Plan-Based Awards in 2010 table. As of April 15, 2011:

•	There are a total of 17,784,411 of our common shares outstanding;

•	There are 140,871 stock options, with an weighted average exercise price of $37.27 and weighted average remaining term of 5.3 years;

•	There are a total of 693,487 full-value awards (restricted stock units and performance stock units) outstanding; and

•	There are 770,698 common shares remaining available under the Program.

The awards granted to date under the Program are as follows.

	STOCK OPTIONS				RESTRICTED STOCK UNITS			PERFORMANCE STOCK UNITS
Name & Principal Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of April 15, 2011		Number of Shares Subject to Past RSU Grants	Number of Shares Vested as of 15-Apr-11	Number of Shares Outstanding and Unvested as of 15-Apr-11	Number of Shares Subject to Past PSU Grants	Number of Shares Vested as of 15-Apr-11	Number of Shares Outstanding and Unvested as of 15-Apr-11
			Exercisable	Unexercisable
Named Executive Officers:
L. Kevin Kelly Chief Executive Officer	165,818	35,500	87,185	0	161,072	120,789	40,283	64,111	0	64,111
Scott J. Krenz Chief Financial Officer	7,500	0	5,000	2,500	28,264	12,061	16,203	23,342	0	23,342
S. John Kim Managing Partner, Global Practices	0	0	0	0	121,778	37,230	84,548	27,104	0	27,104
Richard J. Caldera Chief Human Resources Officer	7,000	0	4,666	2,334	24,080	10,175	13,905	20,648	0	20,648
Stephen W. Beard General Counsel & Corporate Secretary	0	0	0	0	26,243	13,292	12,951	5,059	0	5,059
Charles G. Davis former Managing Partner, Global Practices	25,634	1,000	0	0	61,544	33,448	0	30,220	0	0
K. Steven Blake former General Counsel & Corporate Secretary	39,537	5,666	0	0	45,389	30,871	0	15,111	0	0

	STOCK OPTIONS				RESTRICTED STOCK UNITS			PERFORMANCE STOCK UNITS
Name & Principal Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of April 15, 2011		Number of Shares Subject to Past RSU Grants	Number of Shares Vested as of 15-Apr-11	Number of Shares Outstanding and Unvested as of 15-Apr-11	Number of Shares Subject to Past PSU Grants	Number of Shares Vested as of 15-Apr-11	Number of Shares Outstanding and Unvested as of 15-Apr-11
			Exercisable	Unexercisable
All Current Executive Officers (as a group):	180,318	35,500	96,851	4,834	361,437	193,547	167,890	140,264	0	140,264
All Non-Executive Directors (as a group):	15,000	15,000	0	0	46,203	3,148	43,055	0	0	0
Each Nominee for Election as a Director:	180,818	50,500	87,185	0	180,321	122,363	57,958	64,111	0	64,111
Each Associate of any Executive, Non-Employee Director or Nominee:	0	0	0	0	0	0	0	0	0	0
Each Other Person who has received 5% or more of the equity under the Program:	0	0	0	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors (as a group):	6,700,422	2,849,141	39,186	0	5,675,310	4,260,529	362,025	32,237	0	23,308

Description of the Program

The following is a summary of the Program. It is qualified by reference to the full text of the Program, which is attached as Appendix A to this proxy statement. Stockholders are encouraged to review the Program carefully.

Number of Shares of Common Stock.    The number of shares of our common stock that may be issued under the Program with respect to awards granted on or after May 24, 2011 is 770,698. This number includes the shares not subject to awards and remaining available for future grants under the Program as of May 24, 2011. This number does not include shares issued under the Program as of May 24, 2011, or the shares subject to outstanding awards under the Program as of May 24, 2011.

Of these shares, (i) the maximum number of shares issuable as stock options or stock appreciation rights in any calendar year to any employee who is or may be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) is 200,000, (ii) the maximum number of shares that may be used for awards (other than stock options and stock incentive rights) intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted in any calendar year to an employee who is or may be a covered employee under Section 162(m) of the Code is 200,000, and (iii) the maximum number of shares issuable as incentive stock options is 2,000,000.

Shares issuable under the Program may be authorized but unissued shares or treasury shares. If for any reason there is a lapse, forfeiture, expiration, termination or cancellation of any award under the Program, the shares subject to such award will again be available for issuance. However, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of such participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and the aggregate number of shares subject to the award will count toward the number of shares issued under the Program. The number of shares issuable under the Program is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in our capital structure or any similar corporate transaction. In such case, the Committee has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the Program.

No award granted under the Program may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted by the Committee.

Administration.    The Program is administered by the Human Resources and Compensation Committee of the Board, or a subcommittee thereof (the “Committee”), that is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” definition under Section 162(m) of the Code. The Committee has full authority to select the employees and independent contractors who will receive awards under the Program, determine the form and amount of each of the awards to be granted to directors, employees and independent contractors, and establish the terms and conditions of such awards.

Eligibility.    All of our directors, and our employees and independent contractors (and employees and independent contractors of our subsidiaries and affiliates) who are designated by the Committee, are eligible to receive awards under the Program. As of April 15, 2011, all non-employee directors and approximately 1,700 employees and independent contractors were eligible to participate in the Program.

Award Agreements.    Each award made under the Program will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion.

Awards Under the Program.    The Program provides for discretionary awards of stock options, stock appreciation rights and other stock-based awards, including restricted stock and stock units. Other stock-based awards may, in the discretion of the Committee, be performance based.

Stock Options.    The Committee has the sole discretion to grant either non-qualified stock options or incentive stock options to employees, and non-qualified stock options to non-employee directors and independent contractors. The Committee has the discretion to set the terms and conditions applicable to the options, including the type of option, and the number of shares subject to the option, provided that (i) the exercise price of each option will not be less than the closing sales price of a share on the date of grant (“fair market value”), (ii) an option will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause), and (iii) each option will expire not more than 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of a share on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Stock Appreciation Rights.    Stock appreciation rights have not been awarded to date, but may be awarded under the Program, subject to terms and conditions determined by the Committee. Each right entitles the holder to receive the difference between the fair market value of a share on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the stock appreciation right will be paid in cash or in shares (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will not be less than 100% of the fair market value of a share on the date of grant, (ii) unless otherwise provided in the award agreement, a stock appreciation right will not vest earlier than either 100% on the third anniversary of the date of grant or 33 1/3% on each of the first three anniversaries of the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause), and (iii) each stock appreciation right will expire not more than ten years from the date of grant).

Other Stock-Based Awards.    The Committee may grant restricted stock awards, restricted stock units, and other awards that are valued or based on the fair market value of the shares. (Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share or cash equal to the fair market value of one share on such date or event, as provided in the award agreement.) The number of shares or units awarded to each participant, and the terms and conditions of each award, will be at the discretion of the Committee, provided that (i) an award conditioned on continued service or the occurrence of an event will not vest earlier than either 100% on the third anniversary of the date of grant or at a rate of 33 1/3% on each of the first three anniversaries of the date of grant, and (ii) an award conditioned solely or in part on attainment of performance goals will not vest earlier than the first anniversary on the date of grant (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance-Based Awards.    Other stock-based awards may be subject to the attainment of performance goals established by the Committee. The Committee will establish performance goals and targets for participants for achievement of the performance goals, and, if the performance goals and targets are achieved for the designated performance period, will award shares of common stock or other stock-based awards on the date the goals and targets are achieved, as provided in the award agreement. None of the performance goals applicable to an award of performance shares will be deemed satisfied sooner than the date specified in the award agreement (although the Committee has the discretion to accelerate the vesting date in the case of a participant’s termination of employment or service without cause).

Performance Criteria.    The Committee in its discretion may provide that restricted stock, stock units or other stock-based awards granted under the Program will be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” under Section 162(m) of the Code. Performance goals may be based on one or more business criteria, including, but not limited to: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit; (xi) maintenance or improvement of profit margins; (xii) price per share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more lines of business or subsidiaries or affiliates or may be based on the performance of the Company and its subsidiaries or affiliates as a whole. The performance goals may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants.

Payment and Withholding Taxes.    The Committee may make one or more of the following payment methods available for payment of any award, including the exercise price of a stock option: cash; cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price; delivery (either directly or through attestation) of previously acquired shares that have an aggregate fair market value on the date of exercise equal to the exercise price; or by directing the Company to withhold shares otherwise issuable in connection with the award having a fair market value equal to the exercise price. In the event any withholding tax is required to be withheld in connection with an award, the Committee may permit the holder of the award to satisfy the minimum required tax obligation by using one or more of the payment alternatives described above.

Provisions Relating to a “Change in Control” of the Company.    Notwithstanding any other provision of the Program or any award agreement, in the event of a “Change in Control” of the Company, all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any award will be deemed satisfied at the target level unless otherwise provided by the Committee. In addition, the Committee has sole discretion to provide for the payment of a cash amount in exchange for the cancellation of an award, and to cause any outstanding award to be assumed by the acquiring or surviving corporation after such Change in Control. See Section 2(f) of the Program for the definition of “Change in Control.”

Amendment of Award Agreements; Amendment and Termination of the Program.    The Committee may amend any award agreement at any time, provided that no such amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the Program, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule. Notwithstanding the foregoing, there will be no amendment to the Program or any award agreement that results in the repricing of stock options.

Description of Material Changes to Existing Program

The only change to the Program as in effect prior to May 24, 2011 is to extend the term for one year to May 24, 2012.

On April 15, 2011, the closing price of a share of our common stock on the National Association of Securities Dealers Automatic Quotation (NASDAQ) market was $25.26.

It is not possible at this time to determine other awards that will be made after April 15, 2011 and in future years under the Program.

Summary of Federal Income Tax Implications of Participation in the Program

The following is a summary of the federal income tax consequences of the Program. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Program. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.    A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.    A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights.    A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Restricted Stock Awards/Units.    If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares pursuant to the settlement of stock units, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a restricted stock award makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and we will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

THE APPROVAL OF A ONE-YEAR EXTENSION OF THE 2007 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM.

PROPOSAL IV—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers.

The Board of Directors encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: (i) link pay with performance; (ii) be aligned with stockholders, (iii) support the execution of the Company’s business strategy, and (iv) attract, retain, and reward the best talent. The Company has pursued these objectives through design of executive compensation programs that are:

•	Competitive with executive recruiting, leadership advisory and other consulting firms with which the Company competes for executive talent;

•	Fair and equitable as between executives;

•	Linked to stockholder value creation and the long-term profitable growth of the Company;

•	Supportive of the Company’s key business strategies, as well as its revenue and operating income growth objectives;

•	Reflective of an executive’s individual performance and career potential; and

•	Facilitative of Company stock ownership.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Human Resources and Compensation Committee, although the Board of Directors and the Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL V—ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON

EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act also requires the Company to submit to stockholders a resolution subject to an advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur every one, two or three years.

The Board of Directors values the stockholders’ opinions and believes it would benefit from direct, timely feedback on the Company’s executive compensation program. Accordingly, the Board of Directors recommends that stockholders vote for a “one year” as the frequency of the advisory votes on executive compensation.

The following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the stockholders advise the Company to hold a stockholder advisory vote on the approval of the compensation of the Company’s named executive officers every:

•	one year,

•	two years or

•	three years.”

The option that receives the greatest number of votes cast by the stockholders will be considered the option approved by the stockholders.

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Human Resources and Compensation Committee. However, the Board of Directors will carefully consider the outcome of the vote when determining the frequency of the stockholder advisory vote to approve the compensation of the Company’s named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ONE YEAR AS THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and NASDAQ Rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board of Directors—in consultation with the Audit and Finance Committee—reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each of the transactions specifically disclosed as a related person transaction in connection with its review of the proxy statement for the Annual Meeting of Stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

There were no transactions in 2010 that required approval under the Company’s policies and procedures or the rules and regulations of the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company common stock are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2010, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company common stock were filed on a timely basis except for (i) one Form 4 for Mr. Caldera, which reported a single transaction and (ii) the Form 3 for each of Messrs. Beard and Kim. Each of these forms has since been filed.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement for the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“SEC Rule 14a-8”) and apply regardless of whether the stockholder is seeking to include the proposal in the Company’s proxy statement.

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2012 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 27, 2011. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2012 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,
Stephen W. Beard
Secretary

Chicago, Illinois

April 25, 2011

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

APPENDIX A

2007 HEIDRICK & STRUGGLES

GLOBALSHARE PROGRAM*

1.	PURPOSE OF THE PROGRAM

(a)	The 1998 Heidrick & Struggles GlobalShare Program I (“Program I”) and the 1998 Heidrick & Struggles GlobalShare Program II (“Program II)” was last approved by stockholders of Heidrick & Struggles International, Inc. (the “Company”) in 2002. Program I and Program II are hereby merged and amended and restated as the 2007 Heidrick & Struggles GlobalShare Program (the “Program”), effective as of May 24, 2007, subject to approval by stockholders of the Company at the Company’s annual meeting of stockholders to be held on May 24, 2007. All references to the “Program” shall be to Program I and Program II as merged and amended and restated effective as of May 24, 2007, as described herein.

(b)	The purpose of the Program is to aid the Company and its Subsidiaries and Affiliates in securing and retaining members of the Board, and certain employees of, and independent contractors to, the Company, its Subsidiaries and Affiliates and to motivate such individuals to exert their best efforts on behalf of the Company, its Subsidiaries and Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	DEFINITIONS

The following capitalized terms used in the Program have the respective meanings set forth in this Section:

(a)	ACT: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	AFFILIATE: Any entity in which the Company, directly or indirectly, has at least a five percent ownership interest.

(c)	AWARD: The grant of an Option, Stock Appreciation Right or Other Stock-Based Award pursuant to such terms, conditions, requirements and limitations as the Committee may establish in order to fulfill the objectives of the Program.

(d)	BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	BOARD: The Board of Directors of the Company.

(f)	CHANGE IN CONTROL: The occurrence of any of the following events:

(i)	any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

*

This copy of the 2007 Heidrick & Struggles GlobalShare Program reflects the amendment made to Section 21(b) of the Program that extends the term of the Program for one year until May 24, 2012, as discussed in Proposal III of the Proxy Statement for the year ended December 31, 2010.

(ii)	during any period of 24 months, individuals who, at the beginning of such period, constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) hereof, (B) a director nominated or proposed by any Person who has publicly announced or advised the Company of an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which, if consummated, would constitute a Change in Control, or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)

the consummation of any transaction or series of transactions under which the Company is merged or consolidated with any other company (other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent corporation) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or its parent corporation outstanding immediately after such merger or consolidation and (B) after which no Person holds 30% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or its parent corporation);

(iv)	the consummation of a plan of complete liquidation of the Company or of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	any other event occurs which the Board determines, in its discretion, to be a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Participant by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, (x) the Company ceases to be subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Act and no more than 50% of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company is owned, directly or indirectly, by any entity subject to such requirements and (y) individuals (which may or may not include the Participant) who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (A) 25% or more of the then outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (B) 25% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

(g)	CODE: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	COMMITTEE: The Human Resources and Compensation Committee of the Board.

(i)	COMPANY: Heidrick & Struggles International, Inc. a Delaware corporation, and any successor thereto.

(j)	EFFECTIVE DATE: The date on which the Program as amended and restated takes effect, as defined pursuant to Section 21 of the Program.

(k)	FAIR MARKET VALUE: As of any date, the per Share closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly reported). If no sale of Shares shall have been reported on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used.

(l)	INCENTIVE STOCK OPTION: An Option granted pursuant to Section 7 of the Program that meets the requirements of Section 422(b) of the Code.

(m)	NON-QUALIFIED STOCK OPTION: An Option granted pursuant to Section 7 of the Program that is not an Incentive Stock Option.

(n)	OPTION: A stock option granted pursuant to Section 7 of the Program.

(o)	OPTION PRICE: The purchase price per Share of an Option, as determined pursuant to Section 7(b) of the Program.

(p)	OTHER STOCK-BASED AWARDS: Awards granted pursuant to Section 9 of the Program.

(q)	PARTICIPANT: An individual who is selected by the Committee to participate in the Program pursuant to Section 6 of the Program.

(r)	PERFORMANCE-BASED AWARDS: Certain Other Stock-Based Awards granted in accordance with Section 10 of the Program.

(s)	PERSON: As such term is defined in Section 3 of the Act or as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(t)	PROGRAM: The 2007 Heidrick & Struggles GlobalShare Program, as it may be amended from time to time.

(u)	SHARE: A share of common stock, par value $0.01 per Share, of the Company.

(v)	STOCK APPRECIATION RIGHT: A right granted pursuant to Section 8 of the Program.

(w)	SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	SHARES SUBJECT TO THE PROGRAM

(a)	TOTAL NUMBER OF SHARES. The total number of Shares authorized or reserved for issuance with respect to Awards granted under the Program on or after the Effective Date, subject to adjustments upon certain events described in Section 12 of the Program, shall be 2,000,000 Shares (such number to include the number of Shares not subject to Awards and remaining available for issuance under Program I and Program II immediately prior to the Effective Date). Such Shares may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares which are authorized and issued and have been acquired by or on behalf of the Company or the Program.

(b)	AVAILABLE SHARES. The issuance of Shares shall reduce the total number of Shares available under the Program. Shares subject to Awards which are forfeited, terminated, or expire unexercised may be granted again under the Program. The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes, shall not be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of Shares that have been issued under the Program.

4.	AWARD LIMITATIONS

(a)	SHARE AWARD LIMITATIONS. The aggregate maximum number of Shares with respect to which Options and/or Stock Appreciation Rights may be granted under the Program during a calendar year to any Participant who is or may be a “covered employee” as defined in Section 162(m) of the Code shall be 200,000.

(b)	PERFORMANCE-BASED AWARDS. The maximum number of Shares that may be used for Awards other than Stock Options and Stock Appreciation Rights that are intended to be “performance based” in accordance with Section 162(m) of the Code that may be granted during any calendar year to any Participant who is or may become a “covered employee” as defined in Section 162(m) of the Code shall be 200,000.

(c)	INCENTIVE STOCK OPTIONS. The total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 2,000,000.

5.	ADMINISTRATION

The Program shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act and “outside directors” within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Program, to establish, amend and rescind any rules and regulations relating to the Program, and to make any other determinations that it deems necessary or desirable for the administration of the Program. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Program, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

6.	ELIGIBILITY

Participants shall consist of (a) all members of the Board (including employee and non-employee directors), and (b) the employees of, and independent contractors to, the Company and its Subsidiaries and Affiliates who the Committee may designate in its sole discretion from time to time as eligible to be granted Awards under the Program. The Committee shall determine, in its sole discretion, the date as of which Awards will be granted to Participants and the number of Shares with respect to which Awards will be granted to each Participant.

7.	OPTIONS

Options granted under the Program shall be, as determined by the Committee, Non-Qualified Stock Options or Incentive Stock Options, as outlined and evidenced by the related Award agreements, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TYPE OF OPTION. Options granted to non-employee directors or independent contractors shall be Non-Qualified Stock Options. Options granted under the Program to employees shall be Non-Qualified Stock Options, unless otherwise expressly provided at the time of grant.

(b)	OPTION PRICE. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c)

EXERCISABILITY. Options granted under the Program shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, provided that each Option shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Option shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion). In no event shall an Option granted under the Program be exercisable more than 10 years after the date it is granted.

(d)	EXERCISE OF OPTIONS. Except as otherwise provided in the Program or in an Award agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (i) the date payment is received by the Company under (A), (B) or (C) below, or (ii) the date irrevocable instructions are delivered to a broker for sale of such Shares, in accordance with (D) below. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, in one or more of the following alternatives as made available by the Committee in its sole discretion: (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (E) by directing the Company to withhold such number of Shares otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Program.

(e)	NO RELOAD OPTIONS PERMITTED. No grant of an Option shall include a “reload” Option, pursuant to which a Participant who exercises an Option and satisfies all or part of the Option Price with Shares acquired upon exercise of the Option is granted an additional Option to acquire the same number of Shares as is used by the Participant to pay for the original Option.

(f)	INCENTIVE STOCK OPTIONS. In addition to the foregoing, each Incentive Stock Option shall be subject to the following specific rules:

(i)	The aggregate Fair Market Value (determined at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Incentive Stock Option which first becomes exercisable in any calendar year exceeds the limitation of this Section 7(f), so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Non-Qualified Stock Option; but in all other respects, the original Award agreement shall remain in full force and effect.

(ii)	Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or Subsidiaries): (A) the purchase price of each Share subject to the Incentive Stock Option shall be not less than 110% of the Fair Market Value of the Shares on the date the Incentive Stock Option is granted; and (B) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall expire, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

8.	STOCK APPRECIATION RIGHTS

The Committee also may grant a Stock Appreciation Right independent of an Option, as outlined and evidenced by the related Award agreement, and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TERMS AND CONDITIONS. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right shall entitle a Participant upon exercise to an amount equal to (i) the Fair Market Value on the exercise date of one Share minus the exercise price of the Stock Appreciation Right, times (ii) the number of Shares covered by the Stock Appreciation Right. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made to the Participant in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(b)

LIMITATIONS. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, provided that each Stock Appreciation Right shall become exercisable not earlier than (i) 100% on the third anniversary of the date of grant, or (ii) 33 1/3% on each of the three succeeding anniversaries of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Stock Appreciation Right shall become exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion).

9.	OTHER STOCK-BASED AWARDS

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”) as outlined and evidenced by the related Award agreement and shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine:

(a)	TERMS AND CONDITIONS. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Program. Subject to the provisions of the Program, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

(b)

LIMITATIONS. The Committee may impose, in its discretion, such conditions upon vesting as it may deem fit, provided that (i) Other Stock-Based Awards which are conditioned on continued service or the occurrence of an event shall become vested or exercisable not earlier than (A) 100% on the third anniversary of the date of grant, or (B) 33% on each of the three succeeding anniversaries of the date of grant, and (ii) Other Stock-Based Awards which are conditioned solely or in part on the attainment of performance objectives shall become vested or exercisable not earlier than the first anniversary of the date of grant. Notwithstanding the foregoing, the Committee shall have the discretion to accelerate the date as of which any Other Stock-Based Awards shall become vested or exercisable in the event of the Participant’s termination of employment or service with the Company, without cause (as determined by the Committee in its sole discretion).

10.	PERFORMANCE-BASED AWARDS

Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under Section 9 may be granted on the basis of performance of the Company (“Performance-Based Awards”), and designated as Performance-Based Awards; provided, however, that the Committee may grant other Awards that are not intended to be Performance-Based Awards (even though such Awards are subject to the attainment of specified performance goals) and not designated as such. A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profits or profitability, including of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) price per Share; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or Affiliates or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

11.	TAX WITHHOLDING

A Participant shall pay to the Company an amount equal to the taxes required by any government to be withheld or otherwise deducted and paid by the Company as a result of the exercise by the Participant of any Award or the delivery to the Participant of any cash or Shares pursuant to any Award. Shares shall not be delivered to the Participant until such time as such payment has been made. The Committee may, in its discretion, permit the Participant to pay all or a portion of the withholding taxes in one or more of the following alternatives: (a) in cash, (b) in Shares having a Fair Market Value equal to the amount required to be withheld, (c) partly in cash and partly in such Shares, (d) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the amount required to be withheld, or (e) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having a Fair Market Value equal to the amount required to be withheld. However, in no event will the amount of Shares withheld exceed the amount necessary to satisfy the required minimum statutory withholding. The Company may also withhold any such withholding taxes from any cash payments made hereunder.

12.	ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Program to the contrary, the following provisions shall apply to all Awards granted under the Program:

(a)	GENERALLY. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or in the event any of the foregoing events or any similar event affects the Company, any Affiliate or any business unit, or the financial statements of the Company or any Affiliate or the bases for the computation of any Award, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Program or pursuant to outstanding Awards, (ii) the limits on Awards set forth in Sections 3 and 4 hereof, (iii) the Option Price and/or (iv) any other affected terms of such Awards (including, without limitation, the amount payable thereunder or any performance objectives set with respect thereto).

(b)	CHANGE IN CONTROL. Except as otherwise provided in an Award agreement, in the event of a Change in Control: (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control; (ii) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Program shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control; and (iii) with respect to any Award subject to achievement of performance objectives and conditions under the Program, such performance objectives and other conditions will be deemed to be met at target, unless otherwise provided by the Committee, as of the time of the Change in Control.

Notwithstanding anything herein to the contrary, the Committee in its sole discretion and without liability to any Person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (x) the payment of a cash amount in exchange for the cancellation of an Award and/or (y) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the time of the Change in Control. Any such determination by the Committee shall be final and binding upon the Company and all Participants.

13.	CERTAIN SECURITIES AND TAX LAW MATTERS

(a)	SECURITIES LAWS.

(i)	The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (or any successor statute) of any Shares to be issued hereunder or to effect similar compliance under the laws of any state or other jurisdiction. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Program unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(ii)

The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund or any amount paid with respect thereto.

(b)	SECTION 162(M). The Committee may modify the terms of any Award (including by means of accelerated or deferred payouts) relating to compensation that does not constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code or otherwise does not qualify for an exemption from Section 162(m) of the Code in order to permit the deductibility of such compensation under Section 162(m) of the Code by the Company.

(c)	DEFERRAL OF AWARDS.

(i)	With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent it determines that such deferral is necessary in order to avoid a limitation on the deduction of that Award under Section 162(m) of the Code. Any Award deferred under the preceding sentence shall be paid upon the earlier of (A) the first year in which the Company reasonably anticipates that payment of such Award would not result in a limitation of a deduction with respect to such Award under Section 162(m) of the Code, or (B) the year in which the Participant’s employment with the Company or any Subsidiary or Affiliate is terminated.

(ii)	With respect to any Award that is subject to Section 409A of the Code, the Committee, in its discretion, may defer the payment of any such Award to the extent: (A) it determines that such deferral is necessary to prevent a default under the terms of any financing or similar agreement(s) between the Company and a lender or group of lenders or if the Company is already in default under such an agreement(s) and unable to secure a waiver to make sure payment, or (B) it determines that such deferral is necessary to prevent a violation of federal securities laws or other applicable laws. Any Award deferred under the preceding sentence shall be paid at the earliest date at which the Company reasonably anticipates that payment of the Award will not cause a default, such default would not reasonably cause material harm to the Company, or the payment of the Award would not result in a violation of federal securities law or other applicable laws.

14.	NO RIGHT TO CONTINUED RELATIONSHIP; NO OBLIGATION OF UNIFORM TREATMENT

The granting of an Award under the Program shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the employment of or relationship between it and any Participant and shall not lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment of or its relationship with such Participant. No Participant, officer, employee or director shall have any claim to be granted any Award under the Program, and there is no obligation for uniformity of treatment of Participants or any other Persons.

15.	SUCCESSORS AND ASSIGNS

The Program shall be binding on all successors and assigns of the Company and a Participant, including without limitation, any beneficiary of such Participant, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

16.	NONTRANSFERABILITY OF AWARDS

Except to the extent provided by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any Awards exercisable or Shares deliverable after a Participant’s death shall be exercisable by or delivered to a beneficiary as designated in writing by the Participant. If no beneficiary is so designated, such Award shall be exercisable by or such Shares will be delivered to the Participant’s estate. The Participant may change his or her designated beneficiary under this Program by filing with the Committee written notice of such change.

17.	AMENDMENT OR TERMINATION

(a)	AMENDMENT OR TERMINATION OF PROGRAM. The Board may amend, alter or discontinue the Program, without the approval of the stockholders of the Company, unless (i) such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed or (ii) the amendment would result in an increase in the number of Shares available for issuance under the Program, an expansion of the types of Awards under the Program, or a decrease in or a waiver of the minimum vesting and exercisability limitations applicable to Awards. No amendment or termination of the Program shall, without the consent of a Participant, materially impair the rights of any Participant under any Award granted to such Participant under the Program, unless necessary to meet the requirements of any applicable law, regulation or rule of any stock exchange on which the Shares are listed. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 12(b) of the Program after the occurrence of a Change in Control.

(b)	AMENDMENT OF AWARD AGREEMENTS. The Committee shall have the authority to amend any Award agreement at any time; provided that no such amendment shall materially impair the rights of any Participant under any Award agreement, unless necessary to meet the requirements of any applicable law, regulation or rules of any stock exchange on which the Shares are listed.

(c)	NO REPRICING OF OPTIONS. Notwithstanding the foregoing, there shall be no amendment to the Program or any Award agreement that results in the repricing of Options.

18.	INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Program or Award agreements with respect to such Participants in order to conform such terms with the requirements of local law.

19.	COMPLIANCE WITH CODE SECTION 409A.

Unless otherwise provided by the Committee, to the extent that the Committee determines that any Award granted under the Program is subject to Section 409A of the Code, the applicable Award agreements shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Program and Award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Program to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may, without the consent of Participants, including the affected Participant, adopt such amendments to the Program and the applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code or (b) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

20.	CHOICE OF LAW

The Program shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

21.	EFFECTIVE DATE AND TERM OF PROGRAM

(a)	EFFECTIVE DATE. The Program as amended and restated has been adopted by the Board, and is effective as of May 24, 2007, subject to the approval of the Program by the stockholders of the Company at the Company’s annual meeting of stockholders held on May 24, 2007 and any adjournment or postponement thereof. In the event the Program is not approved by stockholders at the Company’s 2007 annual meeting, (i) the Program as amended and restated shall have no effect; and (ii) the terms of Program I and Program II as in effect immediately prior to the amendment and restatement of the Program shall remain in effect.

(b)	No new Awards may be granted under the Program after the fifth anniversary of the Effective Date as described in Section 21(a) hereof, although Awards granted prior to such date may extend beyond that date. Awards granted prior to the Effective Date shall continue to be subject to the terms and conditions of Program I and Program II as applicable and as in effect prior to the Effective Date.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/hsii Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
HEIDRICK & STRUGGLES	OR
INTERNATIONAL, INC.	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

97847

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 THROUGH 4 AND FOR “ONE YEAR” ON ITEM 5.	Please mark your votes as	☒
indicated in this example

1.	ELECTION OF DIRECTORS		FOR	AGAINST	ABSTAIN	The Board of Directors recommends a vote for “one year”.
	1.1	L. Kevin Kelly	☐	☐	☐			1 year	2 years	3 years	Abstain
	1.2	Robert E. Knowling, Jr.	☐	☐	☐	5.	Proposal to approve the advisory (non-binding) resolution relating to the frequency of advisory votes on executive compensation.	☐	☐	☐	☐
	1.3	V. Paul Unruh	☐	☐	☐
2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.		☐	☐	☐	6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.
3.	To approve a one-year extension to the 2007 Heidrick & Struggles GlobalShare Program.		☐	☐	☐
4.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.		☐	☐	☐

	Mark Here for	☐
Address Change or Comments
SEE REVERSE
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Heidrick & Struggles International, Inc. account online.

Access your Heidrick & Struggles International, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Heidrick & Struggles International, Inc., now makes it easy and convenient to get current information on your shareholder account.

—	View account status	—	View payment history for dividends
—	View certificate history	—	Make address changes
—	View book-entry information	—	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.heidrick.com/proxy

▼ FOLD AND DETACH HERE ▼

PROXY

Heidrick & Struggles International, Inc.

Annual Meeting of Stockholders – May 26, 2011

Intercontinental New York Times Square

300 W. 44th Street

New York, NY 10036

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen W. Beard and Richard J. Caldera, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of April 15, 2011, at the Annual Meeting of Stockholders to be held on May 26, 2011, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)				97847

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/hsii Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
HEIDRICK & STRUGGLES	OR
INTERNATIONAL, INC.	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

97849-gr

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR”
ITEMS 2 THROUGH 4 AND FOR “ONE YEAR” ON ITEM 5.	Please mark your votes as	☒
indicated in this example

1.	ELECTION OF DIRECTORS		FOR	AGAINST	ABSTAIN	The Board of Directors recommends a vote for “one year”.
	1.1	L. Kevin Kelly	☐	☐	☐			1 year	2 years	3 years	Abstain
	1.2	Robert E. Knowling, Jr.	☐	☐	☐	5.	Proposal to approve the advisory (non-binding) resolution relating to the frequency of advisory votes on executive compensation.	☐	☐	☐	☐
	1.3	V. Paul Unruh	☐	☐	☐
2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.		☐	☐	☐	6.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.
3.	To approve a one-year extension to the 2007 Heidrick & Struggles GlobalShare Program.		☐	☐	☐
4.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation.		☐	☐	☐

	Mark Here for	☐
Address Change or Comments
SEE REVERSE
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can view the Annual Report and Proxy Statement on the Internet at: http://www.heidrick.com/proxy
▼ FOLD AND DETACH HERE ▼

DIRECTIVE FOR ANNUAL MEETING

This Directive is Solicited on Behalf of the Vanguard Fiduciary Trust Company

As Trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan

c/o The Vanguard Group

100 Vanguard Boulevard

Malvern, Pennsylvania 19355

The undersigned hereby directs Vanguard Fiduciary Trust Company as Trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan to complete a proxy, as directed, for all the shares of common stock of Heidrick & Struggles International, Inc. held by the undersigned in its Heidrick & Struggles, Inc. 401(k) Profit Sharing and Retirement Plan account as of April 15, 2011, at the Annual Meeting of Stockholders to be held on May 26, 2011, or any adjournment of the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)	97849-gr